Exhibit 10.2

EXECUTION COPY

ADVANCED DRAINAGE SYSTEMS, INC.

SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

$175,000,000

PRIVATE SHELF FACILITY

Dated as of June 22, 2017

Amending and Restating the Amended and Restated Private Shelf Agreement

Dated as of September 24, 2010, as amended prior to the date hereof

(Not Part of Agreement)

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(continued)

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(continued)

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(continued)

		Page
11W.	Confidential Information	72
11X.	Binding Agreement	73

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EXHIBITS AND SCHEDULES

INFORMATION SCHEDULE

EXHIBIT A	—	FORM OF SHELF NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF REQUEST FOR PURCHASE
EXHIBIT D	—	FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT E-1	—	FORM OF GUARANTY AGREEMENT
EXHIBIT E-2	—	FORM OF CONFIRMATION OF GUARANTY
EXHIBIT F	—	FORM OF OPINION OF COMPANY AND GUARANTOR COUNSEL(RESTATEMENT DATE)
EXHIBIT G	—	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 6B	—	EXISTING INDEBTEDNESS
SCHEDULE 6C	—	PERMITTED LIENS
SCHEDULE 6D	—	GUARANTIES
SCHEDULE 6E	—	EXISTING INVESTMENTS
SCHEDULE 8A(1)	—	SUBSIDIARIES
SCHEDULE 8G	—	AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8K	—	GOVERNMENTAL CONSENT
SCHEDULE 8Q	—	COLLATERAL

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ADVANCED DRAINAGE SYSTEMS, INC.

4640 Trueman Blvd.

Hilliard, OH 43026

                    As of June 22, 2017

PGIM, Inc. (“Prudential”)

Each of the holders of the Existing Notes

    party hereto (the “Existing Holders”)

Each other Prudential Affiliate (as hereinafter

    defined) which becomes bound by certain

    provisions of this Agreement as hereinafter

    provided

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

Chicago, Illinois 60601

Ladies and Gentlemen:

The undersigned, Advanced Drainage Systems, Inc., a Delaware corporation (herein called the “Company”), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

INTRODUCTION

The Company and Prudential are parties to the Amended and Restated Private Shelf Agreement, dated as of September 24, 2010 (as heretofore amended, the “Existing Agreement”) under which the Company has issued and sold, and the Existing Holders have purchased, the Existing Notes (as defined below).

The Company, Prudential and the Existing Holders desire to enter into this Agreement so as to, among other things, amend and restate the Existing Agreement to read as set forth herein. The Company, Prudential and the Existing Holders agree that, effective upon the execution and delivery hereof by the Company, Prudential and the Existing Holders, the Existing Agreement shall be amended and restated in its entirety to read as set forth in this Agreement.

1. AMENDMENT AND RESTATEMENT; AUTHORIZATION OF ISSUE OF SHELF NOTES.

1A. Amendment and Restatement; Existing Notes.

1A(1). Amendment and Restatement of Existing Note Agreement. Effective upon the execution and delivery hereof by the Company, Prudential and the Existing Holders and the satisfaction of the conditions set forth in paragraph 3A hereof, the Company, Prudential and the Existing Holders agree that the Existing Agreement shall be amended and restated in its entirety to read as set forth in this Agreement.

1A(2). Existing Notes. Under the Existing Agreement, the Company authorized and issued its (a) 5.60% Senior Series A Secured Notes due September 24, 2018 (the “Existing Series A Notes”) in the original aggregate principal amount of $75,000,000, of which $50,000,000 aggregate principal amount is now outstanding, and (b) 4.05% Senior Series B Secured Notes due September 24, 2019 (the “Existing Series B Notes”) in the original aggregate principal amount of $25,000,000 of which $25,000,000 aggregate principal amount is now outstanding. The Existing Series A Notes and Existing Series B Notes are collectively referred to as the “Existing Notes”. Effective upon the satisfaction of the conditions set forth in paragraph 3A hereof, the Company, Prudential and the Existing Holders agree that each of the Existing Notes shall be deemed to be outstanding under this Agreement and be entitled to the benefits hereof and all references therein to the “Agreement”, as defined in any Existing Note, shall be deemed to be references to this Agreement.

1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its senior secured promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to the then applicable Available Facility Amount, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2A(5), and to be substantially in the form of Exhibit A attached hereto. Shelf Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Shelf Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Shelf Note issued in exchange for another Shelf Note, shall be deemed for these purposes the date on which such Shelf Note’s ultimate predecessor Shelf Note was issued), are herein called a “Series” of Shelf Notes. The terms “Shelf Note” and “Shelf Notes”, “Note” and “Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision and, without limiting the foregoing, the terms “Note” and “Notes” as used herein shall include each Existing Note, each note delivered in substitution or exchange for any such Existing Note pursuant to this Agreement and each Shelf Note.

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2. PURCHASE AND SALE OF SHELF NOTES.

2A. Purchase and Sale of Shelf Notes.

2A(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, the “Available Facility Amount” shall equal $175,000,000, minus the aggregate principal amount of all outstanding Notes, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2A(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the Restatement Date (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under paragraph 7A of this Agreement, and (v) the acceleration of any Note under paragraph 7A of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2A(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by facsimile transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 10 years from the date of issuance), average life (which shall be no more than 10 years from the date of issuance), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

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2A(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2A(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or facsimile transmission, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2A(5). Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to paragraph 2A(4), the Company may, subject to paragraph 2A(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or facsimile transmission within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2A(6) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2A(6). Market Disruption. Notwithstanding the provisions of paragraph 2A(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2A(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2A(5) the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2A(6) are applicable with respect to such Acceptance.

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2A(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2A(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2A(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

2A(8). Fees.

2A(8)(i). Structuring and Amendment Fees. At the time of the execution and delivery of this Agreement by the Company, Prudential and the Existing Holders, the Company will pay to Prudential or at the direction of Prudential by wire transfer of immediately available funds (a) a structuring fee (herein called the “Structuring Fee”) in the amount of $75,000 and (b) an amendment fee (herein called the “Amendment Fee”) in the amount of $25,000.

2A(8)(ii). Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day.

2A(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY – MMY) X DTS/360 X PA

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where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2A(7).

2A(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2A(5) or the penultimate sentence of paragraph 2A(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay on the Cancellation Date to each Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2A(8)(iii). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

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3. CONDITIONS OF EFFECTIVENESS AND EACH CLOSING.

3A. Conditions of Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions (the date of such effectiveness, the “Restatement Date”):

(a) Each Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of this Agreement and all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser dated the Restatement Date unless otherwise indicated, and, on the Restatement Date, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i) (1) a Guaranty Agreement in favor of the holders of the Notes in the form of Exhibit E-1 hereto (including any joinder thereto and as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, collectively called the “Guaranty Agreement”), made by each Person which is, on the Restatement Date, a co-borrower or a co-obligor with the Company under, or is obligated under a Guaranty with respect to, any Indebtedness of the Company under the Primary Working Capital Facility and is not then a party to the Guaranty Agreement; and (2) an Officer’s Certificate certifying as to any Person which is then a co-borrower or co-obligor with the Company under, or obligated under a Guaranty with respect to, any Indebtedness of the Company under the Primary Working Capital Facility;

(ii) the Intercreditor Agreement;

(iii) the Intercompany Subordination Agreement;

(iv) the Security Agreement;

(v) the Pledge Agreement;

(vi) all chattel paper, instruments and documents of title in which the Collateral Agent has been granted a security interest and are then required under the Collateral Documents to be delivered to the Collateral Agent, together with the related transfer documents executed in blank, in each case received by the Collateral Agent, all Uniform Commercial Code financing statements perfecting the security interests and liens granted to the Collateral Agent, duly filed in all offices necessary to perfect such security interests and liens or deemed by such Purchaser to be advisable, and all such other certificates, documents, agreements, recording and filings necessary to establish a valid and perfected first priority lien and security interest (subject only to Permitted Liens) in favor of the Collateral Agent in all of the Collateral or deemed by such Purchaser to be advisable;

(vii) a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (1) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the documents to be delivered in

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connection with this Agreement and the other Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, (2) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (3) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or such Guarantor, as the case may be, which were duly adopted and are in effect as of the Restatement Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (4), below, (4) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, being delivered on the Restatement Date and the other documents to be delivered in connection with this Agreement and such other Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (5) the Transaction Documents being delivered on the Restatement Date and the other documents to be delivered in connection with this Agreement executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (4), above and (6) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

(viii) a certificate of corporate or other type of entity and tax good standing for each Transaction Party from the Secretary of State dated as of or as of a date reasonably prior to the Restatement Date (1) of the state of organization of such Transaction Party and (2) of each state in which such Transaction Party is required to be qualified to transact business as a foreign organization and where the failure to be so qualified or licensed could reasonably likely have a Material Adverse effect, in each case dated as of a recent date;

(ix) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports in each case dated as of a date reasonably prior to the Restatement Date listing all effective financing statements which name any Transaction Party (under its present name and previous names used) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of such Transaction Party together with, to the extent requested by Prudential, copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which such Transaction Party maintains an office or in which any assets of such Transaction Party are located; and

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(x) such other certificates, documents and agreements as such Purchaser may reasonably request.

(b) Each Purchaser shall have received from Scott B. Barnett, Vice President and Corporate Counsel of Prudential, or such other counsel who is acting as special counsel for such Purchaser in connection with this Agreement, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

(c) Each Purchaser shall have received from Squire Patton Boggs (US) LLP, special counsel for the Company and the Guarantors (or such other counsel designated by the Company and acceptable to such Purchaser), a favorable opinion satisfactory to such Purchaser, dated the Restatement Date, and substantially in the form of Exhibit F attached hereto and as to such other matters as such Purchaser may reasonably request. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion and to allow such Purchaser to rely on such opinions and understands and agrees that each Purchaser receiving such an opinion will be relying on and is hereby authorized to rely on such opinion.

(d) The representations and warranties contained in paragraph 8 and in the Guaranty Agreement shall be true on and as of the Restatement Date, both before and immediately after giving effect to the consummation of the transactions contemplated hereby; there shall exist on the Restatement Date no Event of Default or Default, both before and immediately after giving effect to the consummation of the transactions contemplated hereby; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the Guaranty Agreement to be performed or satisfied on or before the Restatement Date; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Restatement Date, to each such effect.

(e) The Company shall have paid to each Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including the Structuring Fee and the Amendment Fee due pursuant to paragraph 2A(8)(i).

(f) The Company shall have delivered from insurance carriers acceptable to each Purchaser certificates and/or other evidence of insurance in such forms and amounts acceptable to such purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Collateral Documents under insurance policies with loss payable clauses in favor of the Collateral Agent and acceptable to such Purchaser.

(g) The Credit Agreement, providing for a $550,000,000 revolving credit facility to the Company (which may be increased (or potential term loans may be added) to an aggregate amount not to exceed $700,000,000) and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company, the Bank Agent and the Banks, and shall be in full force and effect. All conditions precedent to the making of the initial revolving loans under the Credit Agreement shall have been satisfied except to the extent waived with the consent of such Purchaser (and, to the extent any part of any such condition requires that

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any matter be satisfactory to the Bank Agent, the Banks or any portion of the Banks, such matter shall be satisfactory to such Purchaser) and prior to, or concurrently with, the effectiveness of this Agreement, the Company shall have received the proceeds of the initial revolving loans thereunder. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Credit Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser. Each Purchaser shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of making of the initial revolving loans thereunder, certified by an Officer’s Certificate, dated the Restatement Date, as correct and complete, and such Officer’s Certificate shall confirm that the Mexicana Credit Agreement has not been amended, restated, supplemented or otherwise modified since March 15, 2017.

(h) Each Purchaser shall have received a duly completed certificate signed by an Authorized Officer of the Company demonstrating pro forma covenant compliance, after giving effect to the Transaction, with the financial covenants set forth in paragraphs 6A(1) and 6A(2) as of the last day of the fiscal quarter of the Company most recently ended prior to the Restatement Date.

(i) Each Purchaser shall have received a financial forecast model for the Company and its Subsidiaries in form and substance satisfactory to such Purchaser.

(j) Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or the transactions contemplated hereby.

3B. Conditions to each Closing. Each Purchaser’s obligation to purchase and pay for Shelf Notes to be purchased by such Purchaser hereunder on any Closing Day is subject to the satisfaction, on or before such Closing Day, of the following conditions:

(a) Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser and dated the date of the applicable Closing Day unless otherwise indicated, and, on the applicable Closing Day, the following shall be in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i) the Note(s) to be purchased by such Purchaser on such Closing Day in the form of Exhibit A hereto;

(ii) (1) a joinder to the Guaranty Agreement executed by each Person which, as of the date of such Closing Day, is not then a Guarantor and is a borrower, co-borrower, obligor or co-obligor under, or is obligated under a Guaranty with respect to any Indebtedness outstanding or able to be incurred under, the Primary Working Capital Facility; (2) a Confirmation of Guaranty made by each Guarantor as of such Closing Day

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in the form of Exhibit E-2 hereto (collectively, the “Confirmation of Guaranty”); and (3) an Officer’s Certificate certifying as to any Person which is then a co-borrower or co-obligor with the Company under, or obligated under a Guaranty with respect to, any Indebtedness of the Company under the Primary Working Capital Facility;

(iii) a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (1) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the documents to be delivered in connection with this Agreement and the other Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, (2) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (3) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or such Guarantor, as the case may be, which were duly adopted and are in effect as of such Closing Day and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (4), below, (4) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of this Agreement or any other Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement and such other Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (5) this Agreement, the Notes and the other Transaction Documents being delivered on such Closing Day and the other documents to be delivered in connection with this Agreement and the other Transaction Documents executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (4), above and (6) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated; provided, however, that with respect to any Closing Day subsequent to the Restatement Date, if none of the matters certified to in the certificate delivered by the Company or any Guarantor under this clause (iii) on the Restatement Date or on any prior Closing Day have changed and the resolutions referred to in sub-clause (4) of this clause (iii) authorize the execution and delivery of the Notes being delivered on such subsequent Closing Day, then the Company or such Guarantor, as the case may be, may, in lieu of the certificate described above, deliver a Secretary’s Certificate signed by its Secretary or Assistant Secretary certifying that there have been no changes to the matters certified to in the certificate delivered by the Company delivered on the Restatement Date or such prior Closing Day, as applicable, under this clause (iii);

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(iv) a certificate of corporate or other type of entity and tax good standing for the Company and each of its Subsidiaries from the Secretary of State dated as of or as of a date reasonably prior to each such Closing Day (1) of the state of organization of the Company and each such Subsidiary and (2) of each state in which the Company or any such Subsidiary is required to be qualified to transact business as a foreign organization and where the failure to be so qualified or licensed could reasonably likely have a Material Adverse effect, in each case dated as of a recent date;

(vi) to the extent requested by such Purchaser, evidence that the Credit Agreement has been amended in a manner satisfactory to Prudential and such Purchaser to, among other things, permit the Indebtedness under the Notes and the Guaranty Agreement; and

(vii) such other certificates, documents and agreements as such Purchaser may reasonably request.

(b) The offering, issuance, purchase and sale of, and payment for, the Notes to be purchased by the Purchasers on such Closing Day on the terms and conditions of this Agreement (including the use of proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including Section 5 of the Securities Act or Regulation T, U, or X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchasers to any tax, penalty, liability or other condition adverse to such Purchaser under or pursuant to any applicable law or governmental regulation, and such Purchase shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

(c) Such Purchaser shall have received from Scott B. Barnett, Vice President and Corporate Counsel of Prudential, or such other counsel who is acting as special counsel for such Purchaser in connection with this Agreement, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

(d) Such Purchaser shall have received from Squire Patton Boggs (US) LLP, special counsel for the Company and the Guarantors (or such other counsel designated by the Company and acceptable to such Purchaser), a favorable opinion satisfactory to such Purchaser, dated such Closing Day, in form and substance satisfactory to such Purchaser. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such request and authorization, and understands and agrees that each Purchaser receiving such an opinion will be relying on and is hereby authorized to rely on such opinion.

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(e) The representations and warranties contained in paragraph 8 and in the Guaranty Agreement shall be true and correct in all material respects (or in all respects, in the case of any representation and warranty that is already qualified by materiality or “Material Adverse Effect”) on and as of such Closing Day, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby; there shall exist on such Closing Day no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes to be issued on such Closing Day and to the consummation of any other transactions contemplated hereby; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement to be performed or satisfied on or before such Closing Day; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to each such effect.

(f) Such Purchaser shall have received a duly completed certificate signed by an Authorized Officer of the Company demonstrating pro forma covenant compliance, after giving effect to the issuance of the Notes on such Closing Day, with the financial covenants set forth in paragraphs 6A(1) and 6A(2) as of the last day of the fiscal quarter of the Company most recently ended prior to such Closing Day.

(g) The Company shall have paid to such Purchaser in immediately available funds any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2A(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2A(8)(iii).

(h) Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or such issuance.

(i) The Company shall have delivered from insurance carriers acceptable to such Purchaser certificates and/or other evidence of insurance in such forms and amounts acceptable to such purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Collateral Documents under insurance policies with loss payable clauses in favor of the Collateral Agent and acceptable to such Purchaser.

(j) A Private Placement Number shall have been provided by the Company to such Purchaser from Standard & Poor’s CUSIP Service Bureau with respect to the Notes to be purchased by such Purchaser on such Closing Day.

(k) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4. PREPAYMENTS. The Shelf Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraphs 4A and 4E, the optional prepayments permitted by paragraph 4B, and upon acceleration pursuant to paragraph 7A.

4A(1). Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

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4A(2). Required Prepayment Pursuant to Intercreditor Agreement. If any amounts are to be applied to the principal of the Notes on any date pursuant to the terms of the Intercreditor Agreement, such principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note, so long as, at the time of such prepayment, and after giving effect thereto, no Default or Event of Default shall be in existence. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

4C. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes of such Series, and the Notes of such Series held by such holder, to be prepaid on such date, and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4D. Application of Prepayments. In the case of each prepayment of less than the entire outstanding principal amount of all Notes of any Series pursuant to paragraphs 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes of such Series at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the

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case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement. The Company will promptly cancel all such Series of Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes of such Series pursuant to any provision of this Agreement and no such Notes may be issued in substitution or exchange for any such Notes of such Series.

5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder:

(i) within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of the Company’s quarterly report on form 10-Q for such quarterly period prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

(ii) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, prepared in accordance with generally accepted accounting principles and accompanied by an unqualified opinion thereon of Deloitte & Touche LLP or such other independent public accountants of recognized national standing selected by the Company and acceptable to the Required Holder(s); provided that the delivery within the time period specified above of the Company’s annual report on form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such auditor’s opinion, shall be deemed to satisfy the requirements of this clause (ii);

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(iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(iv) promptly upon an Authorized Officer of any Transaction Party becoming aware thereof, written notice if: (a) any obligation (other than an obligation under this Agreement) of any Transaction Party for Indebtedness is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, or (b) the holder of any note (other than the Notes), or other evidence of indebtedness, certificate or security evidencing any such obligation, or any obligee with respect to any other debt of any Transaction Party, declares such obligation due and payable prior to its stated maturity;

(v) promptly upon an Authorized Officer of any Transaction Party becoming aware thereof, written notice of: (a) any citation, summons, subpoena, order to show cause or other order naming any Transaction Party a party to any proceeding before any governmental body which may have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (b) any lapse or other termination of any license, permit, franchise or other authorization issued to any Transaction Party by any governmental body, which lapse or termination may have a Material Adverse Effect, (c) any refusal by any governmental body to renew or extend any such license, permit, franchise or other authorization which refusal may have a Material Adverse Effect, and (d) any dispute between any Transaction Party and any governmental body or Person which may have a Material Adverse Effect;

(vi) promptly upon an Authorized Officer of any Transaction Party becoming aware thereof, and in each case to the extent any of the following could reasonably be expected to have a Material Adverse Effect, written notice in the event that (a) the Company or any Subsidiary shall fail to make any payments when due and payable under any Plan, or (b) the Company or any Subsidiary shall receive notice from the Internal Revenue Service or the Department of Labor that the Company or such Subsidiary shall have failed to meet the minimum funding requirements of any Plan, including therewith a copy of such notice, or (c) the Company or any Subsidiary or any member of the controlled group has given or is required to give notice to the PBGC of any “reportable event” (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event;

(vii) by June 1st of each year, a projected balance sheet, income statement and cash flow statement for each quarter of the fiscal year beginning April 1st of such year.

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(viii) promptly, and in any event within 10 days after an Authorized Officer of any Transaction Party becomes aware of, any Reportable Event that has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by the Senior Vice President-Finance or Chief Financial Officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto;

(ix) promptly upon their becoming available, one copy of each material financial statement, report, circular, notice or proxy statement or similar document sent by any Transaction Party to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability);

(x) simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Bank Agent or the Banks under the Credit Agreement, excluding routine borrowing requests;

(xi) within five Business Days following the occurrence thereof, notice of a Reportable Compliance Event;

(xii) not less than 60 days nor more than 120 days prior to the expiration of any Uniform Commercial Code financing statement filed in favor of the Collateral Agent against any Transaction Party pursuant to the Collateral Documents, a certified copy of a Request for Information or Copies (Form UCC 11) or equivalent report in each case dated as of a recent date listing all effective financing statements which name such Transaction Party (under its present name and previous names used) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of such Transaction Party together with, to the extent requested by Prudential, copies of such financing statements; and

(xiii) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as the Required Holders may reasonably request.

Within 15 days of each delivery of financial statements required by clause (i) above, and concurrently with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate (a “Compliance Certificate”) substantially in the form of Exhibit G hereto. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to paragraph 10C) as to the period covered by any such financial statement, such Compliance Certificate as to such period shall include a reconciliation from generally accepted accounting principles with respect to such election. The Company also covenants that immediately after any Authorized Officer of any Transaction Party obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

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5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of any holder of a Note, provide such holder of a Note, and any qualified institutional buyer designated by such holder of a Note, such financial and other information as such holder of a Note may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Inspection of Property; Books and Records. The Company covenants that it will (i) keep proper books of records and account which enable the Company and its consolidated Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable laws of any Governmental Authority or any group or body charged with setting financial accounting rules or standards (including the Financial Accounting Standards Board or any successor thereof), in each case having jurisdiction over the Company and (ii) permit any Person designated by any Significant Holder in writing, at such Significant Holder’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Transaction Parties, to examine the corporate books and financial records of the Transaction Parties and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Transaction Parties with any such Person), provided the Company shall have been given an opportunity to have an Authorized Officer of the Company to be present for such discussions, all at such reasonable times and as often as such Significant Holder may reasonably request.

5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any other Transaction Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6C.

5E. Compliance with Law. The Company covenants that it will, and will cause each other Transaction Party to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including environmental laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8R), and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Transaction Parties or any of their respective properties, products or services necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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5F. Maintenance of Insurance. The Company covenants that it will, and will cause each other Transaction Party to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or similar and similarly situated business. The Collateral Agent shall be named as loss payee on all property insurance policies, and the Collateral Agent and all holders of Notes shall be named as additional insureds on all liability insurance policies, obtained or maintained by or on behalf of the Company or any other Transaction Party. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days prior written notice to the Collateral Agent and the holders of the Notes in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interests of the Collateral Agent and the holders of the Notes shall not be impaired or invalidated by any act or neglect of any Transaction Party. If the Company fails to provide and pay for such insurance, the Collateral Agent or any holder of any Notes may, at its option, but shall not be required to, procure the same and charge the Company therefor.

5G. Maintenance of Properties. The Company covenants that it will, and will cause each other Transaction Party to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Company or any other Transaction Party from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5H. Payment of Taxes. The Company covenants that it will, and will cause each other Transaction Party to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that no Transaction Party need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such other Transaction Party on a timely basis in good faith and in appropriate and lawful proceedings, and the Company or such other Transaction Party has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such other Transaction Party or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Transaction Party shall file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries).

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5I. Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to paragraph 6D, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each other Transaction Party (unless merged in a transaction permitted under paragraph 6G), unless the termination of or failure to preserve and keep in full force and effect such corporate existence, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5J. Lines of Business. The Company covenants that it will not, and it will not permit any other Transaction Party to, engage in any business if, as a result thereof, the general nature of the businesses of the Transaction Parties, taken as a whole, would be substantially changed from the businesses of the Transaction Parties as conducted as of the Restatement Date.

5K. Subsequent Guarantors. If any Person that is not then party to the Guaranty Agreement at any time becomes a co-borrower or co-obligor with the Company under, or is obligated under a Guaranty with respect to, any Indebtedness of the Company under the Primary Working Capital Facility, then the Company will cause such Person at such time to execute and deliver to Prudential and the holders of the Notes a joinder to the Guaranty Agreement in the form attached as Exhibit A to the Guaranty Agreement, accompanied by a certificate of the Secretary or Assistant Secretary of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such joinder to the Guaranty Agreement and incumbency and specimen signatures of the officers of such Person executing such documents and such instruments and documents as Prudential or the Required Holder(s) shall request in connection therewith and an opinion of counsel in form and substance acceptable to Prudential and the Required Holder(s) as to the enforceability of the Guaranty Agreement against such Person. Notwithstanding the foregoing, if at any time subsequent to the Restatement Date, the consolidated total assets of the Domestic Subsidiaries which are not Guarantors at such time of determination, exceed 10% of the consolidated total assets of the Company and its Subsidiaries, the Company will cause additional Domestic Subsidiaries (who are not then Guarantors) to execute and deliver to Prudential and the holders of the Notes a joinder to the Guaranty Agreement in the form of Exhibit A to the Guaranty Agreement and all such other documents required by this paragraph 5K or paragraph 5L to the extent necessary to cause the consolidated total assets of the Domestic Subsidiaries which are not Guarantors to be less than 10% of the consolidated total assets of the Company and its Subsidiaries. Such calculation shall be done quarterly and, if any additional Domestic Subsidiaries are required by the immediately preceding sentence to be joined as Guarantors, such information shall be reported concurrent with the delivery of the Compliance Certificate for the relevant period.

5L. Deliveries; Further Assurances. Subject to any applicable terms of the Intercreditor Agreement, the Company covenants to, and to cause each Guarantor to, at its sole expense, promptly execute and deliver, or cause to be executed and delivered, to the holders of the Notes or the Collateral Agent, in due form for filing or recording (the Company hereby agrees to pay the cost of filing or recording the same (including any and all filing fees and recording taxes)) in all public offices necessary or deemed necessary by the Required Holder(s) or the Collateral Agent, such collateral assignments, security agreements, pledge agreements, warehouse receipts, bailee letters, consents, waivers, financing statements and other instruments

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and documents, and do such other acts and things, including all acts and things as the Required Holder(s) or the Collateral Agent may from time to time reasonably request, to establish and maintain to the satisfaction of the Required Holder(s) and the Collateral Agent a valid and perfected first priority security interest in favor of the Collateral Agent in all of the present and/or future Collateral free of all other Liens whatsoever (subject only to the Liens permitted by paragraph 6C), and to deliver to the Collateral Agent or the holders of the Notes such certificates, documents, instruments and opinions in connection therewith as may be reasonably requested by the Collateral Agent or the Required Holder(s), each in form and substance reasonably satisfactory to the Collateral Agent and the Required Holder(s).

5M. Excess Leverage Fee. If the Leverage Ratio as of the end of any fiscal quarter is greater than 3.00 to 1.00, then, in addition to accruing interest on the Notes, the Company agrees to pay each holder of a Note a fee (the “Excess Leverage Fee”) on the daily average outstanding principal amount of such Note during such fiscal quarter at a rate per annum of (a) 2.00%, in the case of the Existing Notes (including each note delivered in substitution or exchange for any Existing Note), and (b) 1.00%, in the case of all other Notes (including any Notes issued at maturity of any Existing Note). The Excess Leverage Fee with respect to each Note for any fiscal quarter shall be calculated on a rate per annum on the same basis as interest on such Note is calculated and shall be paid in arrears on the 45th day after the end of such fiscal quarter. The payment of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A hereof for a fiscal quarter by the date the Excess Leverage Fee, if any, would be payable for such fiscal quarter, the Excess Leverage Fee shall be payable for such fiscal quarter.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

6A. Financial Covenants.

6A(1). Minimum Interest Coverage Ratio. The Company covenants that it will not permit the ratio of Consolidated EBITDAE to consolidated interest expense of the Company and its Subsidiaries, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended (or, if such date of determination is not a fiscal quarter end, most recently ended), to be less than 3.00 to 1.00.

6A(2). Maximum Leverage Ratio. The Company covenants that it will not permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended (or, if such date is not a fiscal quarter end, most recently ended), to exceed 4.00 to 1.00; provided that with respect to any Permitted Acquisition(s) for which the aggregate consideration is $100,000,000 or greater, the Leverage Ratio at the time of such Permitted Acquisition(s) shall not exceed 4.25 to 1.00 as of the date such Permitted Acquisition(s) is (are) consummated (including for purposes of paragraph 6G(iii)(5)) and continuing for a period of four fiscal quarters following such Permitted Acquisition(s) (such period of time being an “Increased Leverage Ratio Period”); and provided, further, that there shall be at least one fiscal quarter in which the Leverage Ratio does not exceed 4.00 to 1.00 between any two Increased Leverage Ratio Periods.

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6B. Indebtedness. The Company covenants that it will not, and will not permit any other Transaction Party to, create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i)	Indebtedness under this Agreement or any Note;

(ii)	Existing Indebtedness as set forth on Schedule 6B, including extensions, renewals or Permitted Refinancing thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 6B;

(iii)	Indebtedness with respect to Purchase Money Security Interests and Capitalized Leases as and to the extent permitted under clause (viii) or clause (xx) of the definition of “Permitted Liens” with respect to the aggregate amount of unpaid principal loans and deferred payments (including imputed principal under Capitalized Leases);

(iv)	any (a) Lender Provided Interest Rate Hedge, (b) other Interest Rate Hedge approved by the Required Holder(s); (c) Lender Provided Foreign Currency Hedge or (d) other Indebtedness under any Other Lender Provided Financial Service Product so long as the Intercreditor Agreement shall be in full force and effect with respect thereto; provided that the Transaction Parties shall enter into an Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;

(v)	Indebtedness under the Credit Agreement and the Mexicana Credit Agreement in an aggregate outstanding principal amount not to exceed $712,000,000 (or, at any time after the termination or expiration of the Mexicana Credit Agreement and the repayment of the obligations thereunder, $700,000,000);

(vi)	Indebtedness of a Transaction Party to another Transaction Party which is subordinated pursuant to the Intercompany Subordination Agreement; and Indebtedness of a Transaction Party to a Subsidiary which is not a Transaction Party and which Indebtedness is subordinated on terms and conditions reasonably satisfactory to the Required Holder(s);

(vii)	Indebtedness secured by a Lien on real property, improvements to real property and fixtures permitted under clause (xix) of the definition of “Permitted Liens”;

(viii)	Indebtedness secured by a Lien permitted under clause (xx) of the definition of “Permitted Liens” with respect to Permitted Acquisitions;

(ix)	Indebtedness that is subordinated in right of payment to the payment of the Notes on terms and conditions acceptable to Required Holder(s);

(x)	Guaranties permitted under paragraph 6D;

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(xi)	Indebtedness for employer contributions to the ESOP not in excess of limitations set forth in Section 404 of the Code;

(xii)	Indebtedness arising under the Company’s stock repurchase liability under the ESOP;

(xiii)	unsecured Indebtedness that (a) matures after, and does not require any scheduled amortization or other scheduled amortizations or other scheduled payments of principal prior to the latest maturity date of any outstanding Notes (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (b) hereof), and (b) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Company than the terms and conditions customary at the time for high-yield debt securities issued in a public offering (or if applicable, high-yield subordinated debt securities so issued); provided, however, that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) the Company shall be in compliance with the covenants set forth in paragraphs 6A(1) and 6A(2); and

(xiv)	other unsecured Indebtedness (in addition to and not subject to the limitations or conditions for any unsecured Indebtedness permitted pursuant to clauses (i) through (xiii) above) in an aggregate amount not to exceed $100,000,000 at any time outstanding, provided that both immediately prior and after giving effect to the incurrence thereof, (a) no Default or Event of Default shall exist or result therefrom and (b) the Company shall be in compliance with the covenants set forth in paragraphs 6A(1) and 6A(2).

6C. Liens; Lien Covenants. The Company covenants that it will not, and will not permit any other Transaction Party to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

6D. Guaranties. The Company covenants that it will not, and will not permit any other Transaction Party to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for:

(i)	Guaranties of Indebtedness or any other obligations or liabilities of the Transaction Parties or their Subsidiaries permitted hereunder;

(ii)	Guaranties executed in connection with the Credit Agreement and the Mexicana Credit Agreement;

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(iii)	Guaranties by any Transaction Party of Indebtedness or any other obligations or liabilities owing by any Joint Venture in an aggregate amount outstanding at any time not to exceed $40,000,000 in any fiscal year; and

(iv)	the Guaranties specified on Schedule 6D, including extensions, renewals or Permitted Refinancing thereof; provided there is no increase in the amount guaranteed or other significant change in the terms thereof.

6E. Loans and Investments. The Company covenants that it will not, and will not permit any other Transaction Party to, at any time make or suffer to exist any Investment, except:

(i)	trade credit extended on usual and customary terms in the ordinary course of business;

(ii)	advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)	Permitted Investments;

(iv)	Investments by Transaction Parties in Persons other than Transaction Parties outstanding on the Restatement Date and set forth on Schedule 6E;

(v)	additional Investments by Transaction Parties in Persons (including Joint Ventures and Subsidiaries) other than Transaction Parties in an aggregate amount by all Transaction Parties not exceeding the greater of (a) $150,000,000 or (b) 10% of the consolidated total assets of the Company and its Subsidiaries, in each case outstanding at any time, and calculated after giving effect to Investments which are Permitted Acquisitions taken into consideration for purposes of determining compliance with this clause (v) pursuant to clause (xi) below;

(vi)	Investments by Transaction Parties in other Transaction Parties;

(vii)	transfers of certain assets to Foreign Subsidiaries permitted by paragraph 6H in an amount not to exceed $30,000,000 in the aggregate;

(viii)	Investments in any interest rate swap, cap, collar or floor or other interest rate management instrument permitted under paragraph 6B(iv);

(ix)	Investments acquired by a Transaction Party: (A) in exchange for any other investment held by such Transaction Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (B) as a result of a foreclosure by such Transaction Party with respect to any secured investment or other transfer of title with respect to any secured investment in default;

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(x)	advances to a Foreign Subsidiary consisting of raw materials purchased for consumption or processing in the ordinary course of business and otherwise permitted by paragraph 6I;

(xi)	Permitted Acquisitions and Investments in third Persons by any Person which are outstanding at the time such Person becomes a Transaction Party as a result of a Permitted Acquisition, but not any increase in the amount of such loans and advances unless otherwise permitted by this Agreement; provided that any Permitted Acquisition which involves the acquisition of the Capital Stock of a Person which is not becoming a Guarantor shall be taken into consideration in determining compliance with clause (v) above; and

(xii)	Guaranties permitted by paragraph 6D.

6F. Capital Distributions. The Company covenants that it will not, and will not permit any other Transaction Party to, make any Capital Distribution of any nature (whether in cash, property, securities or otherwise), except as follows:

(i)	any Transaction Party may make a Capital Distribution to another Transaction Party;

(ii)	the Company may make Capital Distributions so long as, prior to and immediately after giving effect to the making of such Capital Distribution, no Default or Event of Default exists or will exist and be continuing and the Company shall be in pro forma compliance, after giving effect to the Transaction, with the covenants set forth in paragraphs 6A(1) and 6A(2); and

(iii)	the Company may make Capital Distributions to repurchase stock as required by the ESOP so long as, prior to and immediately after giving effect to the making of such Capital Distribution, no Default or Event of Default exists or will exist and be continuing; provided that (i) if a Default or Event of Default exists (or would exist immediately after giving effect to the making of such Capital Distribution), the Company may make Capital Distributions to the extent necessary in order to satisfy its payment requirements under Code Section 409(h)(5) and (6) with respect to put options (within the meaning of Section 409(h) of the Code) exercised by ESOP participants and their beneficiaries and (ii) any such Capital Distributions shall be made in cash only to the extent necessary to comply with said provisions of the Code.

6G. Liquidations, Mergers, Consolidations, Acquisitions. The Company covenants that it will not, and will not permit any other Transaction Party to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person, except:

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(i)	any Transaction Party other than the Company may consolidate or merge into another Transaction Party;

(ii)	any Transaction Party may (a) consolidate or merge with any Subsidiary of the Company that is not a Transaction Party, provided such Transaction Party is the surviving entity and (b) acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any Subsidiary of the Company;

(iii)	any Transaction Party may acquire, whether by merger or by purchase, lease or otherwise, (a) not less than 90% of the equity interests of another Person or (b) all or substantially all of the assets of another Person or of a business or division of another Person (each, a “Permitted Acquisition”), provided that each of the following requirements is met:

(1) if such Transaction Party is acquiring the equity interests of such Person and such Person, upon the consummation of the Permitted Acquisition, is required to become a Guarantor in accordance with the requirements of paragraph 5K, such Person shall (x) execute a joinder to the Guaranty Agreement not later than the time required by such paragraph 5K and (y) grant Liens pursuant to the Security Agreement and the Pledge Agreement and cause such Liens to be perfected in accordance with the terms of the Transaction Documents and otherwise comply with paragraph 5L not later than the time required by such paragraph 5L;

(2) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Transaction Parties shall use any portion of the Notes to fund such Permitted Acquisition, the Transaction Parties also shall have delivered to the holders of the Notes written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(3) the business or assets acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be reasonably related to as one or more line or lines of business conducted by the Transaction Parties and shall comply with paragraph 6K;

(4) no Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(5) the Company shall demonstrate that it shall be in compliance with the covenants contained in paragraphs 6A(1) and 6A(2) hereof immediately after giving effect to the consummation of such Permitted Acquisition (including for purposes of the calculation of such covenants, Indebtedness assumed or incurred in connection with such Permitted Acquisition (but excluding Indebtedness of the type excluded

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from being considered as Indebtedness under the definition of “Leverage Ratio”) and income earned or expenses incurred by such Person (or by such assets of such Person or by a business or division of such Person) acquired for the four fiscal quarter period most recently ending prior to the date of consummation of such Permitted Acquisition); and

(6) if such Transaction Party is acquiring the Capital Stock of a Person which is not becoming a Guarantor, after giving effect to such acquisition of such Person, the Transaction Parties must be in compliance with paragraph 6(E)(v).

6H. Disposition of Assets or Subsidiaries. The Company covenants that it will not, and will not permit any other Transaction Party to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Transaction Party), except:

(i)	transactions involving the sale of inventory in the ordinary course of business;

(ii)	any disposal of damaged, obsolete, worn out or surplus assets or any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Transaction Party’s business;

(iii)	any sale, transfer or lease of assets by any Transaction Party to another Transaction Party;

(iv)	any sale, transfer or lease of assets in the ordinary course of business;

(v)	any disposition of real property to a governmental authority;

(vi)	the abandonment, cancellation or other disposition of intellectual property that is not material or is no longer used or useful in any material respect in the operation of the Transaction Parties;

(vii)	the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(viii)	any sale, transfer or other disposition of equipment to a Foreign Subsidiary which equipment is not being used or necessary in the operations of a Transaction Party in the good faith reasonable judgment of such Transaction Party;

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(ix)	the disposition of Capital Stock, partnership interests or limited liability company interests of a Subsidiary of such Transaction Party in a transaction permitted under paragraph 6G; and

(x)	any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (ix) above so long as (a) such disposition is for not less than fair market value, (b) the aggregate book value of such assets sold, leased, transferred or otherwise disposed of in any fiscal year (other than those specifically excepted pursuant to clauses (i) through (ix) above) does not exceed 10% of the total consolidated assets of the Company and its Subsidiaries at the end of the immediately preceding fiscal year and (c) the aggregate book value of such assets sold, leased, transferred or otherwise disposed of after the Restatement Date (other than those specifically excepted pursuant to clauses (i) through (ix) above) does not exceed 30% of the total consolidated assets of the Company and its Subsidiaries at the end of the immediately preceding fiscal year.

6I. Affiliate Transactions. The Company covenants that it will not, and will not permit any other Transaction Party to, enter into or carry out any transaction with any Affiliate of any Transaction Party (including purchasing property or services from or selling property or services to any Affiliate of any Transaction Party or other Person) unless such transaction is not otherwise prohibited by this Agreement (including any intercompany transaction expressly permitted under this Agreement) is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions and is in accordance with all applicable Law.

6J. Subsidiaries and Partnerships . The Company covenants that it will not, and will not permit any other Transaction Party to, (a) as of the Restatement Date, own directly or indirectly any Subsidiaries other than (i) Domestic Subsidiaries existing on the Restatement Date as disclosed on Schedule 8A(1) and (ii) Foreign Subsidiaries existing on the Restatement Date or (b) after the Restatement Date (i) form any Foreign Subsidiary, other than with Investments as permitted by paragraph 6E, (ii) acquire any Foreign Subsidiary other than as permitted under paragraph 6E or paragraph 6G, (iii) acquire any Domestic Subsidiary, other than as permitted under paragraph 6G and in full compliance with the provisions of paragraphs 5K and 5L, or (iv) form any Domestic Subsidiary unless the Transaction Parties are in full compliance with the provisions of paragraphs 5K and 5L.

6K. Continuation or Change in Business. The Company covenants that it will not, and will not permit any other Transaction Party to, engage in any business other than the manufacture, sale and distribution of corrugated polyethylene, polypropylene and concrete pipe, storm and septic chambers, drainage structures and other related water drainage and water filtration products, and businesses which are related, supplemental or complementary thereto, including the processing, sale and distribution of recycled plastic resin. The Company shall not permit any Foreign Holding Company to engage in any business or operations or acquire any assets or incur any liabilities other than: (i) holding the ownership interests of one or more CFC’s, and (ii) such other activities as are required or prudent in connection with the maintenance of good standing and administration of such Transaction Party.

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6L. Fiscal Period. The Company covenants that it will not change its fiscal year from the twelve-month period beginning April 1st and ending March 31st.

6M. Issuance of Stock. The Company covenants that it will not, will not permit any Transaction Party to, and will not permit any other Subsidiary whose Capital Stock is pledged as Collateral to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof to the extent that such issued shares, options, warrants and other rights are required to be Collateral, unless such shares, options, warrants and other rights are pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement and only to the extent required by paragraph 6J; provided however, the foregoing restriction shall not apply to the issuance of additional shares of Capital Stock of the Company, or options, warrants or other rights in respect thereof.

6N. Changes in Organizational Documents. The Company covenants that it will not, will not permit any Transaction Party to, and will not permit any other Subsidiary whose Capital Stock is pledged as Collateral to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents which change would be reasonably likely to be materially adverse to the holders of the Notes, without obtaining the prior written consent of the Required Holder(s).

6O. Intentionally Omitted.

6P. Intentionally Omitted.

6R. Terrorism Sanctions Regulations. The Company covenants that it will not and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of any of the Notes) with any Person if such investment, dealing or transaction (a) would cause any holder of a Note to be in violation of any law or regulation applicable to such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (iii) engage, or permit any Subsidiary or Affiliate of the Company or any Controlled Entity to engage, in any activity that could subject such Person or any holder of a Note to sanctions under CISADA or any similar (federal or state) law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

6S. Most Favored Lender. The Company covenants that if, on any date, it or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under the Primary Working Capital Facility or any related agreements that contain, or amends the Primary Working Capital Facility to contain or amend, one or more additional affirmative or negative (including financial) covenants (including definitions related thereto), or any additional or amended events of default (including definitions related thereto), then on such date the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each additional covenant and each additional

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event of default contained in such agreement, and the Company shall provide prompt written notice thereof to Prudential and the holders of the Notes of such event. The Company further covenants, upon the written request of the Required Holder(s), to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such additional covenants and additional events of default, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6S, but shall merely be for the convenience of the parties hereto; provided that, upon the subsequent elimination of such additional covenant or additional event of default under the Primary Working Capital Facility and the Company providing notice thereof to Prudential and each holder of a Note, the same shall be deemed eliminated hereunder if (i) no Default or Event of Default then exists, (ii) such elimination of such additional covenant or additional event of default shall not make this Agreement any less restrictive with respect to the Company and the Guarantors than as in effect on the Restatement Date, as amended by any other amendments hereto, other than as a result of such additional covenant or additional event of default and (iii) if any fee or other compensation is paid to any person in respect of such elimination of such additional covenant or additional event of default, the Company shall pay each holder of a Note such fee or compensation on a ratable basis relative to the then outstanding aggregate principal amounts of the Notes. The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing (x) the amendment of this Agreement to include such additional covenants and additional events of default or (y) the elimination of such additional covenants and additional events of default, as applicable, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6S, but shall merely be for the convenience of the parties hereto.

6T. Limitation on Negative Pledges. The Company covenants that it will not, and will not permit any other Transaction Party to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Transaction Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure any obligations of the Transaction Parties under the Transaction Documents, other than (a) this Agreement, the other Transaction Documents, the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement), (b) imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary and relating only to the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or Capitalized Lease Obligations otherwise permitted hereunder (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement or operating lease agreement (in which a Transaction Party is the licensee or lessee) with respect to a contract entered into by a Transaction Party in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Transaction Party.

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7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest or any Excess Leverage Fee with respect thereto on any Note for more than three Business Days after the date due; or

(iii) any Transaction Party defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any Transaction Party fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by any Transaction Party) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to any Transaction Party) shall occur and be continuing exceeds $75,000,000; or

(iv) any representation or warranty made by any Transaction Party herein or in any other Transaction Document or by any Transaction Party or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement or in any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or

(v) the Company fails to perform or observe any agreement contained in paragraph 5C, or 6; or

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(vi) any Transaction Party fails to perform or observe any other agreement, term or condition contained herein or in any other Transaction Document and such failure shall not be remedied within 30 days after the earlier of (a) the date any Authorized Officer of any Transaction Party obtains actual knowledge thereof or (b) the date notice of such failure is given to such Transaction Party by any holder of any Note; or

(vii) any Transaction Party makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due or the Transaction Parties and their Subsidiaries cease to be Solvent on a consolidated basis; or

(viii) any decree or order for relief in respect of any Transaction Party is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) any Transaction Party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Transaction Party, or of any substantial part of the assets of any Transaction Party, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to any Transaction Party under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against any Transaction Party and such Transaction Party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days: or

(xii) any order, judgment or decree is entered in any proceedings against any Transaction Party decreeing a split-up of such Transaction Party which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Transaction Party whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Transaction Party, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii) one or more final judgments or orders, including any final order enforcing a binding arbitration decision, in an aggregate amount in excess of $75,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) is rendered against any Transaction Party and within 60 days after entry thereof, any such judgment or order is not discharged, vacated or bonded or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged; or

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(xiv) (X)(a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) there shall exist any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under any Plan, determined in accordance with Title IV of ERISA, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder and (Y) any such event or events described in clauses (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect;

(xv) the Guaranty Agreement or any Collateral Document shall cease to be in full force and effect, or any Transaction Party shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Guaranty Agreement (in the case of a Guarantor) or any Collateral Document, or the Collateral Agent does not have or ceases to have a valid first priority perfected security interest in any Collateral, to the extent required by the Collateral Documents, for the benefit of the holders of the Notes, in each case except as a result of actions or failures to take action within the control of the Collateral Agent or the Required Holder(s) so long as no Person has a perfected security interest in such Collateral (unless such Lien is a Permitted Lien (other than a Permitted Lien described in clause (xxi) of the definition of “Permitted Lien” or subclause (1) or (4) of clause (xxii) of the definition of “Permitted Lien”) or such Person is a party to the Intercreditor Agreement and the obligations secured by such security interest constitute “Senior Secured Obligations” (as defined in the Intercreditor Agreement)) that is prior to the security interest of the Collateral Agent therein for the benefit of the holders of the Notes;

(xvi) a Liquidity Event, as such term is defined in the Intercreditor Agreement, shall have occurred and not been waived by the parties to the Intercreditor Agreement; or

(xvii) a Change of Control shall occur;

then (A) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (B) if such event is an

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Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and the Facility shall automatically terminate, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and Prudential may at its option, by notice in writing to the Company, terminate the Facility. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

7D. Other Remedies. Subject to any applicable terms of the Intercreditor Agreement, if any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or any Transaction Document. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

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8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

8A(1). Organization; Subsidiary Preferred Equity. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and each other Transaction Party is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized. Each Transaction Party has duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. Schedule 8A(1) hereto sets forth, as of the Restatement Date, a correct list of each Domestic Subsidiary, its jurisdiction of incorporation and its ownership and whether or not, as of the Restatement Date, such Subsidiary is a borrower, co-borrower, obligor or co-obligor with the Company under, or is obligated under any Guaranty with respect to, any Indebtedness of the Company outstanding or incurrable under the Primary Working Capital Facility. No Subsidiary has any outstanding shares of any class of Capital Stock which has priority over any other class of Capital Stock of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary. No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement, the Mexicana Credit Agreement and customary limitations imposed by corporate or limited liability company law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make other distributions of profits to the Company or any of its other Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

8A(2). Power and Authority. Each Transaction Party has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes. The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all requisite corporate action, and this Agreement and the Notes have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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8A(3). Execution and Delivery of Transaction Documents. Each Transaction Party has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of each Transaction Party which is a party thereto and are valid obligations of such Transaction Party, legally binding upon and enforceable against such Transaction Party in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B. Financial Statements. The Company has furnished (in a manner contemplated by paragraph 5A(i) and (ii)) each Purchaser of any Note with the following financial statements, identified by an Authorized Officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at the last day of the fiscal year in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche LLP (or such other nationally recognized accounting firm as may be reasonably acceptable to such Purchaser) and (ii) consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. As of the time of the execution of this Agreement by Prudential, there has been no change in the business, property, assets, condition (financial or otherwise), operations or business prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements had been furnished to Prudential which would result in a Material Adverse Effect. In the case of the issuance of a Series of Shelf Notes, as of the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2A(4) with respect to such Series of Shelf Notes, there shall have been no change in the business, property, assets, condition (financial or otherwise), operations or business prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which audited financial statements described in clause (i) of this paragraph 8B shall then have been provided to Prudential prior to the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2A(4) with respect to such Series of Shelf Notes which would result in a Material Adverse Effect.

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8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

8D. Outstanding Indebtedness. No Transaction Party has outstanding any Indebtedness except as permitted by paragraph 6B. There exists no default, where such default would constitute an Event of Default pursuant paragraph 7A(iii) hereof, under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

8E. Title to Properties. Each Transaction Party has good and indefeasible title to its respective material real properties (other than properties which it leases) and good title to all of its material other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by this Agreement. All leases necessary in any material respect for the conduct of the respective businesses of the Transaction Parties are valid and subsisting and are in full force and effect.

8F. Taxes. The Company has, and each of its Subsidiaries has, filed all material federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate and lawful proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

8G. Conflicting Agreements and Other Matters. No Transaction Party is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of this Agreement, the Notes or any other Transaction Documents, nor the offering, issuance and sale of the Notes, nor the performance of the terms and provisions hereof and of the Notes or any other Transaction Document will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of any Transaction Party pursuant to, the charter, by-laws, limited liability company operating agreement or partnership agreement of any Transaction Party, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. No Transaction Party is a party to, or otherwise subject to any provision contained in, any instrument evidencing

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Indebtedness of such Transaction Party, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes or the delivery of the Guaranty Agreement by any Guarantor except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, or the Guaranty Agreement or any similar security of the Company or any Guarantor for sale to, or solicited any offers to buy the Notes, the Guaranty Agreement or any similar security of the Company or any Guarantor from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company or any Guarantor nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes the Guaranty Agreement to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds. The proceeds of any Series of Shelf Notes will be used as specified in the Request for Purchase with respect to such Series. No Transaction Party owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan) that could reasonably be expected to have a Material Adverse Effect. No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

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8K. Governmental Consent. Neither the nature of the Company or of any other Transaction Party, nor any of their respective businesses or properties, nor any relationship between the Company or any other Transaction Party and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or the execution and delivery of the other Transaction Documents is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the applicable Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents described in Schedule 8K hereto in connection with the execution and delivery of this Agreement or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or the other Transaction Documents or of the Notes.

8L. Compliance with Environmental and Other Laws. The Company and the other Transaction Parties and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations (including environmental laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8R) except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8M. Regulatory Status. Neither the Company nor any of the other Transaction Parties is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Neither the Company nor any other Transaction Party is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

8N. Permits and Other Operating Rights. Each Transaction Party has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over such Transaction Party or any of its properties, products or services, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal

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and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over such Transaction Party or any of its properties, products or services are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no Transaction Party is in violation of any thereof in any material respect.

8O. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P. Absence of Financing Statements, etc. Except with respect to the Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Subsidiary or any rights relating thereto.

8Q. Establishment of Security Interest. Schedule 8Q hereto sets forth as of the Restatement Date a complete and accurate list of (i) the name, jurisdiction of organization and organizational identification number of each Transaction Party and (ii) if any Transaction Party is not a “registered organization” (as defined in the UCC) organized under that law of a “State” (as defined in the UCC), the location of its place of business (if it has only one place of business) or its chief executive office (if it has more than one place of business). As of the Restatement Date, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required under the Collateral Documents to be made or taken on or prior to the Restatement Date under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes, the Company’s obligations under the Credit Agreement and each Guarantor’s obligations under the Guaranty Agreement, subject to no Liens other than Liens permitted under paragraph 6C. The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not materially impair the rights of the Collateral Agent with respect to the Collateral, taken as a whole). A Transaction Party is the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6C.

8R. Foreign Assets Control Regulations, Etc.

(i) Neither the Company nor any Controlled Entity (a) is a Blocked Person, (b) has been notified that its name appears or may in the future appear on a State Sanctions List or (c) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii) Neither the Company nor any Controlled Entity (a) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (b) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

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(iii) No part of the proceeds from the sale of the Notes hereunder:

(a) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (2) for any purpose that would cause Prudential or any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions. Laws;

(b) will be used, directly or indirectly, in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(c) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause Prudential or any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(iv) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

8S. Disclosure. Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to Prudential or any Purchaser by or on behalf of the Company or any Guarantor in connection herewith when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact or facts peculiar to the Company or any of its Subsidiaries which are known to the Authorized Officers of the Company which now or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, can reasonably be expected to result in a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Prudential and each Purchaser by or on behalf of the Company prior to, in the case of the making of this representation at the time of the execution of this Agreement, the Restatement Date, or, in the case of the making of this representation at the time of the issuance of a Series of Shelf Notes, prior to the time Prudential provided the interest rate quote to the Company pursuant to paragraph 2A(4) with respect to such Series of Shelf Notes in connection with the transactions contemplated hereby. Any financial projections delivered to Prudential or any Purchaser on or prior to the date this representation is made or repeated are reasonable in the good faith judgment of the Company based on the assumptions stated therein and the best information available to the Authorized Officers of the Company.

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8T. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

8U. Solvency. Before and immediately after giving effect to the Transaction (including the initial advance of loans under the Credit Agreement), the Transaction Parties and their Subsidiaries are Solvent on a consolidated basis.

9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control. Such Purchaser has had access to such financial and other information regarding the Company and such information regarding the Notes, and has had the opportunity to ask questions and receive answers with respect to such information, to the extent that such Purchaser has deemed necessary in connection with its purchase of the Notes, but the foregoing does not limit in any manner the right to rely upon the representations of the Company set forth herein. Such Purchaser understands that the Notes have not been registered under the Securities Act or any securities laws of any states and that the Notes may be resold only in accordance with applicable federal and state securities laws.

9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

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(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

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As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(1), 4A(2) or 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

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“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Acceptance” shall have the meaning given in paragraph 2A(5) hereof.

“Acceptance Day” shall have the meaning given in paragraph 2A(5) hereof.

“Acceptance Window” shall mean, with respect to any interest rate quotes provided by Prudential pursuant to paragraph 2A(4), the time period designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes. If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 2 minutes after the time Prudential shall have provided such interest rate quotes to the Company.

“Accepted Note” shall have the meaning given in paragraph 2A(5) hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company, and with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager.

“Amendment Fee” shall have the meaning given in paragraph 2A(8)(i)(b) hereof.

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“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Authorized Officer” shall mean (i) in the case of any Transaction Party, the Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer or General Manager of such Transaction Party, or any other individual designated by written notice to Prudential from the Company authorized to execute notices, reports and other documents on behalf of such Transaction Party required hereunder, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as an “Authorized Officer” of Prudential and Prudential Affiliates in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department. Any action taken under this Agreement on behalf of any Transaction Party by any individual who on or after the Restatement Date shall have been an Authorized Officer of such Transaction Party and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of such Transaction Party at the time of such action shall be binding on such Transaction Party even though such individual shall have ceased to be an Authorized Officer of such Transaction Party, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the Restatement Date shall have been an Authorized Officer of Prudential or such Prudential Affiliate and whom the Company in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate. The Company may amend such list of “Authorized Officers” of any Transaction Party from time to time by giving written notice of such amendment to Prudential.

“Available Facility Amount” shall have the meaning given in paragraph 2A(1) hereof.

“Bank Agent” shall mean PNC Bank, National Association as agent for the Banks under the Credit Agreement, and its successors and assigns in that capacity.

“Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A hereof.

“Banks” shall mean PNC Bank, National Association, and the lenders from time to time party to the Credit Agreement, and their respective successors and assigns.

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“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2A(3) hereof only, a day on which Prudential is not open for business.

“Cancellation Date” shall have the meaning given in paragraph 2A(8)(iv) hereof.

“Cancellation Fee” shall have the meaning given in paragraph 2A(8)(iv) hereof.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any Capital Stock of the Company or any Subsidiary or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in Capital Stock of the Company or such Subsidiary) in respect of the Company’s or any Subsidiary’s Capital Stock.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including shares of beneficial interest, partnership interests and limited liability company interests, and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

“Cash Equivalents” shall mean, at any time, any of the following investments which are not subject to a Lien in favor of any Person other than the Collateral Agent: (i) Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s Investors Services, Inc., (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), (v) money market mutual funds

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or cash management trusts rated in the highest rating by Standard & Poor’s or Moody’s Investors Services, Inc. (and not rated other than in the highest rating by Standard & Poor’s or Moody’s Investors Services, Inc.) or investing solely in investments described in clauses (i) through (iv) above and (vi) in the case of Foreign Subsidiaries, Permitted Investments made locally of a type comparable to those described in clause (i) through (v) of this definition.

“CFC” shall mean a Controlled Foreign Corporation as such term is defined in Section 957 of the Code.

“Change of Control” shall mean any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the ESOP, Management and their Permitted Transferees) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 30% or more of the Capital Stock of the Company on a fully diluted basis.

“CISADA” shall mean the Comprehensive Iran Sanctions Accountability and Divestment Act.

“Closing Day” shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2A(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2A(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the collateral in which a Lien is granted to the Collateral Agent under any of the (i) Security Agreement or (ii) Pledge Agreement, which shall in any event not include: (w) equity interests in Domestic Subsidiaries which are Foreign Holding Companies, (x) any assets not located in the United States (other than assets which Liens against can be perfected against by the filing of a UCC financing statement), (y) any assets owned by a Foreign Subsidiary, and (z) any right, title and interest of any Transaction Parties or Subsidiaries of the Transaction Parties in any fee or leasehold interest in real property.

“Collateral Agent” shall mean PNC Bank, National Association, in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

“Collateral Documents” shall mean the Security Agreement and the Pledge Agreement.

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“Competitor” shall mean, on any date, any Person that is a company a predominant portion of whose business is a business of a Transaction Party as described in paragraph 6K, which Person has been designated by the Company as a “Competitor” by written notice to Prudential not less than three Business Days prior to such date; provided that no Person a predominant portion of whose business involves banking, insurance, investment banking, broker/dealer, investment or similar activities (including, without limitation, any Person involved in the life insurance business or in the business of the investment of annuities or contributions to pension, retirement, medical or similar plans or arrangements) shall be deemed a Competitor. A holder of Notes shall be entitled to rely in good faith upon a certificate of a proposed transferee as to whether such Person is a Competitor.

“Compliance Certificate” shall have the meaning given in the last paragraph of paragraph 5A.

“Confirmation of Acceptance” shall have the meaning given in paragraph 2A(5).

“Confirmation of Guaranty” shall have the meaning given in paragraph 3B(a)(ii).

“Consolidated EBITDAE” for any period of determination shall mean, without duplication, (i) net income, plus, to the extent reducing net income, the sum, of amounts for (a) consolidated interest expense, (b) charges for federal, state, local and foreign income taxes, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses incurred in connection with the Transactions in an aggregate amount not to exceed $2,500,000, (f) non-cash charges reducing net income for such period, (g) ESOP Compensation, (h) non-cash compensation related to stock options and restricted stock and (i) one-time, nonrecurring expenses incurred on or prior to March 31, 2018 related to the restatement of the Transaction Parties’ financial statements for the trailing four fiscal quarters, minus (ii) the sum of (a) non-recurring one-time cash gains increasing net income and (b) non-cash gains increasing net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

For purposes of calculating Consolidated EBITDAE (x) with respect to a business acquired by the Transaction Parties or Subsidiaries thereof pursuant to a Permitted Acquisition, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on a basis consistent with Article 11 or Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission), using historical numbers of any business so acquired, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (y) with respect to a business or assets liquidated, sold or disposed of by the Transaction Parties or Subsidiaries pursuant to paragraph 6H, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on the basis stated above), using historical numbers of any business or assets so liquidated, sold or disposed of, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

“Control” shall mean the possession, directly or indirectly, of the power to either (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of the Restatement Date by and among the Company, the guarantors and lenders party thereto from time to time, PNC Bank, National Association, as administrative agent, and the other agents party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean, with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

“Delayed Delivery Fee” shall have the meaning given in paragraph 2A(8)(iii) hereof.

“Domestic Subsidiary” shall mean a Subsidiary that is organized or formed under the laws of the United States of America or any state thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“ESOP” shall mean the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and the Advanced Drainage Systems, Inc. Employee Stock Ownership Trust.

“ESOP Compensation” shall mean the non-cash charge portion of the ESOP compensation expense reflected in Company’s financial statements.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Excess Leverage Fee” shall have the meaning given in paragraph 5M hereof.

“Existing Agreement” shall have the meaning given in the Introduction.

“Existing Holders” shall have the meaning given in the address block of this Agreement.

“Facility” shall have the meaning given in paragraph 2A(1) hereof.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

“Foreign Holding Company” shall mean any Person which has as its principal purpose the holding of ownership interest in one or more CFCs and has no other material assets or operations, and shall include, as of the Restatement Date, ADS Worldwide, Inc. and ADS International, Inc.

“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.

“Governmental Authority” shall mean

(a) the government of

(i) the United States of America, any other nation (including, but not limited to, the United Kingdom) or any political subdivision thereof, whether state or local, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” shall mean each Person which may from time to time execute the Guaranty Agreement or a joinder thereto; provided that, to the extent that any Guarantor is a Foreign Holding Company, then recourse of such Guarantor under the Guaranty Agreement shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the Pledge Agreement.

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“Guaranty” of a Person shall mean any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement or take-or-pay contract.

“Guaranty Agreement” shall have the meaning given in paragraph 3A(a)(i) hereof.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of Capital Stock of any corporation or any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Indebtedness” shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, Capitalized Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including, for purposes of this definition, trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (vi) any Guaranty of Indebtedness for borrowed money.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

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“Intercompany Subordination Agreement” shall mean the Amended and Restated Intercompany Subordination Agreement dated as of the Restatement Date executed by the Transaction Parties in favor of Prudential and the Purchasers.

“Intercreditor Agreement” shall mean the Second Amended and Restated Intercreditor and Collateral Agency Agreement dated as of the Restatement Date by and among the Bank Agent, on behalf of the Banks, the Mexican Bank Agent on behalf of the banks parties to the Mexicana Credit Agreement, the Collateral Agent, the Transaction Parties and the holder(s) of the Note(s), as amended, supplemented, restated or otherwise modified from time to time.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Transaction Party in order to provide protection to, or minimize the impact upon, such Transaction Party of increasing floating rates of interest applicable to Indebtedness.

“Investment” shall mean, as to any Person, any direct acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution by such Person to another Person, such Person’s Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of this definition and the calculation of compliance with paragraph 6E, as of any date of determination:

(i) the amount of any Investment by such Person in the form of an acquisition or purchase of Capital Stock of, or capital contributions to, such other Person shall be the cost of such acquisition or purchase or the amount actually invested, as the case may be, in each case determined in accordance with GAAP, without regard to or adjustment for subsequent increases or decreases in the value of such Investment, or to write-ups, write-downs or write-offs of such Investment or to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the date on which such Investment was made, minus the amount of such Investment that has been repaid to such Person as a return of capital realized and of any payments or other amounts actually received by such Person representing dividends or other distributions or similar payments in respect of such Investment (to the extent such amounts do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto) as of such date;

(ii) the amount of any Investment in the form of a loan or advance shall exclude: (x) accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business, and (y) in the case specifically of the Company, the September 30, 1993, $29,500,276 loan to the ESOP evidenced by a Limited Recourse Non-Negotiable Note dated September 30, 1993;

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(iii) any Investment in the form of a loan or advance by such Person to such other Person shall be the principal amount thereof outstanding on such date;

(iv) any Investment in the form of direct purchase by such Person of the assets of a Person in the ordinary course of business (other than Capital Stock or other securities of such other Person and other than the purchase of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person) shall not constitute an Investment for purposes of paragraph 6E;

(v) any Investment in the form of a Guaranty shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum liability in respect thereof, as reasonably determined in good faith by an Authorized Officer; and

(vi) any Investment by such Person in the form of a transfer of Capital Stock or other non-cash property or services by such Person to such other Person, including any such transfer in the form of a capital contribution, shall be the fair market value of such Capital Stock or other property or services as of the time of the transfer, minus the amount of such Investment that has been repaid to such Person as a return of capital realized and of any payments or other amounts actually received by such Person representing dividends or other distributions or similar payments in respect of such Investment (to the extent such amounts do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto) as of such date.

“Issuance Fee” shall have the meaning given in paragraph 2A(8)(ii) hereof.

“Issuance Period” shall have the meaning given in paragraph 2A(2) hereof.

“Joint Venture” shall mean a joint venture, partnership or other similar arrangement whether in corporate, partnership or other entity; provided that no Subsidiary of any Transaction Party shall be considered to be a Joint Venture. For the avoidance of doubt, any Subsidiary of a Joint Venture shall be considered to be a Joint Venture.

“Lender Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Bank or an Affiliate of a Bank so long as the Intercreditor Agreement shall be in full force and effect with respect thereto.

“Lender Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by a Bank or an Affiliate of a Bank so long as the Intercreditor Agreement shall be in full force and effect with respect thereto.

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“Leverage Ratio” shall mean ratio of consolidated total Indebtedness of the Company and its Subsidiaries (excluding (i) any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby letters of credit in an aggregate amount not exceeding $10,000,000 and (ii) obligations with respect to interest rate swaps, fuel hedges and other commodity hedging arrangements and related marked-to-market liabilities, but including termination obligations arising by reason of the termination or close out of such interest rate swaps, fuel hedges and other commodity hedge arrangements the value of which being determined as of such time of such termination or close out in accordance with the terms of such agreements) to Consolidated EBITDAE, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Management” shall mean the current officers and directors of the Company that are serving as of the Restatement Date.

“Material Adverse Effect” shall mean a (i) material adverse effect on the business, assets, properties, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company’s or any Guarantor’s ability to perform any of its obligations under this Agreement, the Notes or any other Transaction Document or (iii) material impairment of the validity or enforceability of the rights of, or the benefits available to, the holders of any of the Notes under this Agreement, the Notes or any other Transaction Document, except in the case of this clause (iii) for any such impairment with respect to any Collateral Document as a result of actions or failures to take action within the control of the Collateral Agent or the Required Holder(s) so long as no Person has a perfected security interest in any Collateral (unless such Lien is a Permitted Lien (other than a Permitted Lien described in clause (xxi) of the definition of “Permitted Lien” or subclause (1) or (4) of clause (xxii) of the definition of “Permitted Lien”) or such Person is a party to the Intercreditor Agreement and the obligations secured by such security interest constitute “Senior Secured Obligations” (as defined in the Intercreditor Agreement)) that is prior to the security interest of the Collateral Agent therein for the benefit of the holders of the Notes.

“Mexican Bank Agent” shall mean PNC Bank, National Association, as agent under the Mexicana Credit Agreement.

“Mexicana Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of June 12, 2013, by and among ADS Mexicana, S.A. de C.V., as borrower, the various financial institutions party thereto, and the Mexican Bank Agent.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.

“Notes” shall have the meaning given in paragraph 1 hereof.

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“OFAC” shall mean the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements under which any Bank or Affiliate of a Bank provides any of the following products or services to any of the Transaction Parties or their Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, overdrafts, accounts or services, or (g) commodity swaps, commodity options, forward commodity contracts and any other similar transactions.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Permitted Acquisition” shall have the meaning assigned to that term in paragraph 6G.

“Permitted Investments” shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in 12 months or less from the date of acquisition;

(ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above; and

(v) Cash Equivalents.

“Permitted Liens” shall mean:

(i) Liens for taxes, assessments, customs duties, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

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(ii) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for obligations under Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) security interests and other Liens in favor of the Collateral Agent securing the Senior Secured Obligations (as defined in the Intercreditor Agreement) granted pursuant to the Collateral Documents;

(vii) any Lien existing on the Restatement Date and described on Schedule 6C, and any renewals or extensions thereof, provided that the principal amount secured thereby is not hereafter or thereafter increased, and no additional assets become subject to such Lien;

(viii) Purchase Money Security Interests (including security interests in connection with Capitalized Leases); provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $130,000,000 in the aggregate at any time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 6C);

(ix) any interest or title of a lessor or sublessor under any lease and covering only the assets so leased and any interest of non-exclusive licensors under license agreements in the ordinary course of business;

(x) Liens solely on any cash earnest money deposits made by any Transaction Party in connection with any letter of intent or purchase agreement permitted hereunder;

(xi) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments that are not Purchase Money Security Interests and similar arrangements entered into in the ordinary course of business;

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(xii) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Transaction Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Transaction Party;

(xiii) Liens arising by virtue of any statutory, contractual or common law provision relating to rights of set-off or similar rights relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness;

(xiv) Liens of a collection bank arising under Section 4-210 of the applicable Uniform Commercial Code on items in the course of collection;

(xv) Liens on specific items of inventory or other goods arising under Article 2 of the applicable Uniform Commercial Code in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(xvi) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Transaction Party as the seller of such goods, and Liens incurred on specific items of inventory identified to any contract with the government of the United States in respect of progress payments received by any Transaction Party, in each case as made in the ordinary course of business and consistent with the past practices of such Transaction Party;

(xviii) Intentionally Omitted;

(xix) Liens on real property, improvements to real property and fixtures of a Transaction Party to secure Indebtedness of such Transaction Party in an aggregate amount for all Transaction Parties not to exceed $50,000,000 at any time outstanding;

(xx) Liens not to exceed $25,000,000 at any time outstanding on fixed assets acquired pursuant to a Permitted Acquisition, excluding a Purchase Money Security Interest which secures a payment obligation to the seller of such assets or Subsidiary; provided however (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person’s becoming a Subsidiary of the Company, as the case may be, (b) such Lien shall not attach or apply to any other property or assets of the Company or any Subsidiary, and (c) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(xxi) Liens not otherwise permitted above in this definition securing Indebtedness in an amount not exceeding $25,000,000 at any time outstanding; and

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(xxii) the following, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral in a material or adverse manner or, in the aggregate, materially impair the ability of any Transaction Party to perform its obligations hereunder or under the other Transaction Documents:

(1) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Transaction Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in paragraph 7A(xiii).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Notes, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (e) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; and (f) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable to the holders of the Notes than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

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“Permitted Transferee” shall mean, with respect to the holder of beneficial ownership of the Voting Stock of the Company, any person that is (i) a spouse or surviving spouse, descendant or sibling of such holder, any spouse or surviving spouse or descendant of any of these persons, any religious, charitable or educational organization, any trust of which any such holder, or any of these other persons or entities, or any combination thereof, are primary beneficiaries (such holder, any such other person or entity, and each settlor of any such trust, each a “Permitted Beneficiary”), (ii) any Permitted Beneficiary of such holder that is a trust (determined, for this purpose, as if any settlor of the trust was the holder of such Voting Stock as of the Restatement Date), (iii) the estate of any such holder who is an individual, (iv) any Permitted Beneficiary of any such holder as a beneficiary of such holder’s estate or trust, including pursuant to applicable will, trust or contract provision or applicable law, (v) in the case of a holder that is a trust, any current or former employee of the Company as a beneficiary of the trust, (vi) in the case of a holder that is a partnership, limited liability company or other entity, any one or more partners, members or other owners of such entity as of the Restatement Date or to any Permitted Beneficiary of any such partner, member or other owner, or (vii) in the case of the ESOP, any person that receives distribution of shares of Voting Stock from the ESOP as a result of the termination of the ESOP or the retirement of such person, including in each such case any such Person that received such Person’s beneficial ownership of the Voting Stock of the Company from such holder prior to the Restatement Date.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Pledge Agreement” shall mean the Second Amended and Restated Pledge Agreement, dated as of the Restatement Date executed and delivered by each of the Transaction Parties to the Collateral Agent, as the same may be amended, modified, extended or restated from time to time.

“Primary Working Capital Facility” shall mean the Credit Agreement or any credit facility pursuant to which any Primary Working Capital Facility is extended, refinanced or replaced.

“property” shall mean all types of real, personal, tangible, intangible or mixed property.

“Prudential” shall have the meaning given in the address block of this Agreement.

“Prudential Affiliate” shall mean any Affiliate of Prudential.

“Purchase Money Security Interests” shall mean Liens (including security interests in connection with Capitalized Leases) upon tangible personal property securing loans to any Transaction Party or Subsidiary of a Transaction Party or deferred payments by such Transaction Party or Subsidiary for the purchase of such tangible personal property.

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“Purchaser” shall mean (a) with respect any Existing Note, the Existing Holder of such Note, and (b) with respect to any Accepted Note, the Prudential Affiliate which is purchasing such Accepted Note.

“Reportable Compliance Event” shall mean that the Company or any Controlled Entity becomes a Blocked Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned or custodially detained in connection with any U.S. Economic Sanctions Law or any predicate crime to any U.S. Economic Sanctions Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any U.S. Economic Sanctions Law.

“Reportable Event” shall mean a reportable event as defined in section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of section 412 of the Internal Revenue Code and of section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with section 412(d) of the Internal Revenue Code.

“Request for Purchase” shall have the meaning given in paragraph 2A(3) hereof.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or, if the term is expressly used with respect to a Series of Notes, of such Series of Notes from time to time outstanding.

“Rescheduled Closing Day” shall have the meaning given in paragraph 2A(7) hereof.

“Restatement Date” shall have the meaning given in the introduction to paragraph 3A hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Second Amended and Restated Security Agreement, dated as of the Restatement Date, executed and delivered by each of the Transaction Parties to the Collateral Agent, as the same may be amended, modified, extended or restated from time to time.

“Senior Secured Obligations” shall have the meaning given in the Intercreditor Agreement.

“Series” shall have the meaning given in paragraph 1 hereof.

“Shelf Notes” shall have the meaning given in paragraph 1 hereof.

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“Significant Holder” shall mean (i) Prudential, (ii) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be obligated under this Agreement to purchase) any Note, or (iii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Solvent” shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard & Poor’s” shall mean Standard & Poor’s Financial Services, LLC, or any successor thereto.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Structuring Fee” shall have the meaning given in paragraph 2A(8)(i)(a) hereof.

“Subsidiary” of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity: (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries; provided that in determining the percentage of ownership interest of any Person , no ownership interest in the nature of a “qualifying share” of any such corporation, trust, partnership, any limited liability company, association, joint venture or other business entity shall be deemed outstanding. Unless expressly set forth herein or the context otherwise requires, any reference to a “Subsidiary” shall be deemed to refer to a Subsidiary of the Company.

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“Transaction” shall mean the transaction pursuant to which (i) existing Indebtedness is being refinanced, (ii) the credit facility evidenced by the Credit Agreement is being made available to the Company, (iii) this Agreement is being entered into, and (iv) fees and expenses incurred in connection with any of the foregoing are paid.

“Transaction Documents” shall mean this Agreement, the Notes, each Collateral Document, the Guaranty Agreement, each Confirmation of Guaranty, the Intercompany Subordination Agreement and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.

“Transaction Party” shall mean the Company or any Guarantor.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding Capital Stock of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company, and which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly-Owned Subsidiary) to acquire shares of Capital Stock of such Subsidiary.

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10C. Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” or “GAAP” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited consolidated financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Notwithstanding the foregoing, if the Company notifies the holders of Notes in writing that the Company wishes to amend any financial covenant in paragraph 6A hereof to eliminate the effect of any change in GAAP occurring after the Restatement Date on the operation of such financial covenants (or if the Required Holder(s) notify the Company in writing that the Required Holder(s) wish to amend any financial covenant in paragraph 6A to eliminate the effect of any such change in GAAP), then the holders of the Notes and the Company shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Company’s financial statements at that time, in light of such change in GAAP (subject to the approval of the Required Holder(s)); provided that, until so amended, the compliance by the Company and its Subsidiaries with such financial covenants shall continue to be computed on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Company and the Required Holder(s), and the Company shall provide to the holders of the Notes, when they deliver their financial statements pursuant to paragraph 5A(1) and 5A(2) hereof, such reconciliation statements as shall be reasonably requested by the Required Holder(s). For purposes of determining compliance with this Agreement (including Article 5, Article 6 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) such Purchaser’s account or accounts specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford

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the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or any other Transaction Document or the issuance of the Notes;

(ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii) the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Collateral Agent to enforce) any rights under this Agreement, the Notes or any other Transaction Document (including to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of your or such Transferee’s having acquired any Note, including costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;

(iv) all costs and expenses, including reasonable attorneys’ fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes; and

(v) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

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The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular Series, and, if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2A may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2A and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company or any of its Subsidiaries and Prudential or the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any other Transaction Document shall operate as a waiver of any rights of Prudential or any holder of any Note. Without limiting the generality of the foregoing, no negotiations or discussions in which Prudential or any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement, the Notes or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of

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this Agreement, any Note or any other Transaction Document or any rights of Prudential or any such holder under this Agreement, the Notes or any other Transaction Document. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of any Series of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or Prudential Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall promptly, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall promptly, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding the foregoing, no transfer of a Note may be made to a Person that was a Competitor at the time of such transfer unless the Company has consented in writing to such transfer in its sole and absolute discretion. For the avoidance of doubt, with respect to any transferee that becomes a Competitor after the applicable transfer, (x) such transferee shall not retroactively be disqualified from holding a Note and (y) the execution and delivery by the Company of a Note to such transferee will not by itself result in such transferee no longer being considered a Competitor.

11G. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

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11H. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or in any other Transaction Document or made in writing by or on behalf of the Company or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11I. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any Transferee) whether so expressed or not.

11J. Independence of Covenants; Beneficiaries of Covenants. All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by Prudential or the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default. The covenants contained in this Agreement and in the other Transaction Documents are intended to be only for the benefit of Prudential, the Purchasers and the holders from time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of or enforceable by any other Person.

11K. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed to Prudential or such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto (in the case of Prudential) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Purchaser of Shelf Notes) or at such other address as Prudential or such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such holder shall not have so specified an address to the Company, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 4640 Trueman Boulevard, Hilliard, Ohio 43026-2438, Attention: Chief Financial Officer or at such other address as the Company shall have specified to the holder of each Note in writing, provided, however, that any such communication to the

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Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a facsimile transmission communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

11L. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of, or any date for a principal prepayment on, any Note is other than a Business Day, then all payments due on such Note on such maturity date or principal prepayment date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11O. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF

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THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I OR TO CT CORPORATION SYSTEM AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THE NOTES OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT THE NOTES OR THE OTHER TRANSACTION DOCUMENTS. THE COMPANY, PRUDENTIAL AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

11P. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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11Q. Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, the Notes and the other Transaction Documents, that such party has discussed this Agreement, the Notes and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement, the Notes and the other Transaction Documents have been resolved as set forth herein and therein. No provision of this Agreement, the Notes or the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. Time is of the essence in the performance of this Agreement, the Notes and the other Transaction Documents.

11R. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11S. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11T. Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11U. Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11V. Transaction References. The Company agrees that Prudential and Prudential Capital Group may (a) refer to its role in establishing the Facility, as well as the identity of the Company and the maximum aggregate principal amount of the Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

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11W. Confidential Information. For the purposes of this paragraph 11W, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Prudential or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any person acting on Prudential’s or such Purchaser’s behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to Prudential or such Purchaser under paragraph 5A that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Prudential or such Purchaser in good faith o protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of this Agreement or the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11W, (iii) any other holder of any Note or any other security of the Company (other than any such holder that is a Competitor at the time of such disclosure), (iv) any Institutional Investor (other than an Institutional Investor that is a Competitor at the time of such disclosure) to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11W), (v) any Person (other than a Person that is a Competitor at the time of such disclosure) from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11W), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11W as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11W.

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In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Prudential, any Purchaser or any holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11W, this paragraph 11W shall not be amended thereby and, as between Prudential, such Purchaser or such holder and the Company, this paragraph 11W shall supersede any such other confidentiality undertaking.

11X. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company, on one hand, and Prudential, on the other hand. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

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Very truly yours,

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Joseph A. Chlapaty
Name: Joseph A. Chlapaty
Title: President and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

The foregoing Agreement is hereby accepted as of the date first above written.

PGIM, INC.

By:	/s/ Joshua Shipley
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Joshua Shipley
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc.,
as investment manager

By:	/s/ Joshua Shipley
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Joshua Shipley
Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

PURCHASER SCHEDULE

PGIM, INC.

(1)	All payments to Prudential shall be made by wire transfer of immediately available funds for credit to: Delivered to Company under separate cover.

(2)

Address for all notices relating to payments:

PGIM, Inc.

c/o The Prudential Insurance Company of America

Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102-4077

Attention: Manager

(3)	Address for all other communications and notices: PGIM, Inc. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Attention: Managing Director

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (800) 224-2278

(5)	Tax Identification No.: Delivered to Company under separate cover.

		Original Aggregate Principal Amount of Series A Notes Purchased	Note Denomination(s)
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$60,750,000.00	$56,160,000.00
$4,590,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes and Closing Sets:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(6)	Tax Identification No.: Delivered to Company under separate cover.

PURCHASER SCHEDULE

		Original Aggregate Principal Amount of Series A Notes Purchased	Note Denomination(s)
	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$2,300,000.00	$2,300,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company

c/o PGIM, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Telephone: (973) 802-8107

Facsimile: (888) 889-3832

(3)	Address for all other communications and notices:

Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Managing Director

(4)	Address for Delivery of Notes and Closing Sets:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(5)	Tax Identification No.: Delivered to Company under separate cover.

PURCHASER SCHEDULE

		Original Aggregate Principal Amount of Series A Notes Purchased	Note Denomination(s)
	PRUCO LIFE INSURANCE COMPANY	$11,950,000.00	$11,950,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes and Closing Sets:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(6)	Tax Identification No.: Delivered to Company under separate cover.

		Original Aggregate Principal Amount of Series B Notes Purchased	Note Denomination
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$12,500,000.00	$12,500,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(6)	Tax Identification No.: Delivered to Company under separate cover.

PURCHASER SCHEDULE

		Original Aggregate Principal Amount of Series B Notes Purchased	Note Denomination
	THE GIBRALTAR LIFE INSURANCE CO., LTD.	$11,500,000.00	$11,500,000.00

(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(3)	Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Telephone: 81-3-5501-6680

Facsimile: 81-3-5501-6432

E-mail: mizuho.matsumoto@gib-life.co.jp

Attention: Mizuho Matsumoto, Team Leader of Investment Administration Team

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(6)	Tax Identification No.: Delivered to Company under separate cover.

PURCHASER SCHEDULE

		Original Aggregate Principal Amount of Series B Notes Purchased	Note Denomination
	PRUCO LIFE INSURANCE COMPANY	$1,000,000.00	$1,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Delivered to Company under separate cover.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Delivered to Company under separate cover.

(6)	Tax Identification No.: Delivered to Company under separate cover.

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INFORMATION SCHEDULE

Authorized Officers for Prudential and Prudential Affiliates

P. Scott von Fischer Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4225 Facsimile: (312) 540-4222	Marie L. Fioramonti Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4233 Facsimile: (312) 540-4222

Mathew Douglass Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-5435 Facsimile: (312) 540-4222	William S. Engelking Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4214 Facsimile: (312) 540-4222

Peter Pricco Senior Vice President Prudential Capital Group 60 South 6th Street, Suite 3710 Minneapolis, Minnesota 55402 Telephone: (612) 326-2200 Facsimile: (612) 326-2222	G. Anthony Coletta Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4226 Facsimile: (312) 540-4222

Tan Vu Managing Director Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-5437 Facsimile: (312) 540-4222	James J. McCrane Senior Vice President Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062 Telephone: (973) 802-4222 Facsimile: (973) 624-6432

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Charles J. Senner Director Prudential Capital Group 4 Gateway Center Newark, New Jersey 07102-4062 Telephone: (973) 802-6660 Facsimile: (973) 624-6432	Dianna D. Carr Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4224 Facsimile: (312) 540-4222

David S. Quackenbush Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4222 Facsimile: (312) 540-4245	Joshua Shipley Senior Vice President Prudential Capital Group Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601 Telephone: (312) 540-4220 Facsimile: (312) 540-4245

David Levine Vice President Prudential Capital Group 4 Embarcadero Center, Suite 2700 San Francisco, CA 94111 Telephone: (415) 291-5056 Facsimile: (415) 632-9819	Mitch Reed Senior Vice President Prudential Capital Group 4 Embarcadero Center, Suite 2700 San Francisco, CA 94111 Telephone: (415) 291-5059 Facsimile: (415) 632-9819

Authorized Officers for the Transaction Parties

Advanced Drainage Systems, Inc.

Joseph A. Chlapaty

Chairman, President and Chief Executive Officer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0050

Facsimile:  (614) 658-0052

Scott A. Cottrill

Chief Financial Officer, Executive Vice

President and Secretary

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0149

Facsimile:  (614) 658-0052

2

Hancor Holding Corporation

Joseph A. Chlapaty

President, Chairman and Chief Executive Officer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0050

Facsimile:  (614) 658-0052

Scott A. Cottrill

Assistant Secretary

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0149

Facsimile:  (614) 658-0052

Dean G. Bruno

Treasurer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0296

Facsimile:  (614) 658-0286

Hancor, Inc.

Joseph A. Chlapaty

President and Chief Executive Officer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0050

Facsimile:  (614) 658-0052

Scott A. Cottrill

Assistant Secretary

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0149

Facsimile:  (614) 658-0052

Dean G. Bruno

Treasurer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0296

Facsimile:  (614) 658-0286

3

StormTech LLC

Joseph A. Chlapaty

President and Chief Executive Officer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0050

Facsimile: (614) 658-0052

Scott A. Cottrill

Assistant Secretary

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0149

Facsimile: (614) 658-0052

Dean G. Bruno

Treasurer

4640 Trueman Boulevard

Hilliard, Ohio 43026

Telephone: (614) 658-0296

Facsimile: (614) 658-0286

4

EXHIBIT A

[FORM OF SHELF NOTE]

ADVANCED DRAINAGE SYSTEMS, INC.

    % SENIOR SERIES          SECURED NOTE DUE

No.

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT DATES:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

PPN

FOR VALUE RECEIVED, the undersigned, ADVANCED DRAINAGE SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to                         , or registered assigns, the principal sum of                         DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) of this Series of Notes at the Default Rate (as defined below)), from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% over the Interest Rate specified above or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

A-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (herein called the “Agreement”), between the Company, on the one hand, and PGIM, Inc. and each Prudential Affiliate from time to time party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.    Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

[The Company agrees to make required prepayments of principal on the dates and in the amounts specified above or in the Agreement.] [This Note is [also] subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

[ ]

By:
Title:

A-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

[On Company Letterhead - place on one page]

[Date]

[Names and Addresses of

Initial Purchasers]

Re:         % Senior Series          Secured Notes due                 ,          (the “Notes”)

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Private Shelf Agreement (the “Note Agreement”), dated as of June 22, 2017, between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), PGIM, Inc., and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

You are hereby irrevocably authorized and directed to disburse the $                 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #                    , for credit to the account of                     , account no.                    .

Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

ADVANCED DRAINAGE SYSTEMS, INC.

By:
Title:

EXHIBIT C

[FORM OF REQUEST FOR PURCHASE]

ADVANCED DRAINAGE SYSTEMS, INC.

REQUEST FOR PURCHASE

Reference is made to the Second Amended and Restated Private Shelf Agreement (the “Agreement”), dated as of June 22, 2017, between Advanced Drainage Systems, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate from time to time party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Paragraph 2A(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes covered hereby (the “Notes”) $ [1]

2.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period[2]

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing Number of Bank	Number of Account

6.	The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase, and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

[1]	Minimum principal amount of $10,000,000
[2]	Specify quarterly or semiannually in arrears

7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:

ADVANCED DRAINAGE SYSTEMS, INC.

By:
Authorized Officer

EXHIBIT D

[FORM OF CONFIRMATION OF ACCEPTANCE]

ADVANCED DRAINAGE SYSTEMS, INC.

CONFIRMATION OF ACCEPTANCE

Reference is made to the Second Amended and Restated Private Shelf Agreement (the “Agreement”), dated as of June 22, 2017 between Advanced Drainage Systems, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate from time to time party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(5) and 2A(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the second sentence of paragraph 11A of the Agreement.

Pursuant to paragraph 2A(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $

(A)	(a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period:

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a) Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period:

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C),	(D) same information as above.]

II.	Closing Day:

III.	Issuance Fee:

Dated:

ADVANCED DRAINAGE SYSTEMS, INC.

By:
Title:

[PRUDENTIAL AFFILIATE]

By:
Vice President

EXHIBIT E-1

[FORM OF GUARANTY AGREEMENT]

AMENDED AND RESTATED GUARANTY AGREEMENT

This AMENDED AND RESTATED GUARANTY AGREEMENT (the “Guaranty”), dated as of June 22, 2017, is made by the guarantors named in the Guarantor Schedule attached hereto and each guarantor that may become a party to this Guaranty by executing a joinder hereto (herein referred to, individually, as a “Guarantor” and, collectively, as “Guarantors”), in favor of PGIM, Inc. (“Prudential”) and the holders of the Notes (as defined below) from time to time (the “Holders”).

WITNESSETH:

WHEREAS, Advanced Drainage Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), has entered into that certain Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between the Company, on the one hand, and Prudential and each Prudential Affiliate from time to time party thereto, on the other hand (as amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Company may have outstanding senior promissory notes in the aggregate principal amount of up to $175,000,000, from time to time (as amended, supplemented, restated or otherwise modified from time to time, the “Notes”);

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Company;

WHEREAS, the Guarantors will derive substantial value and benefit from the Notes issued or deemed issued pursuant to the Note Agreement; and

WHEREAS, as a condition to the effectiveness of the Note Agreement and the obligation of any Prudential Affiliate to purchase Shelf Notes under the Note Agreement, each Purchaser and Prudential has required that the Guarantors execute and deliver this Guaranty for the benefit of Prudential and the Holders.

NOW THEREFORE, for value received, to satisfy one of the conditions precedent to issuance of the Shelf Notes and to induce any Prudential Affiliate to purchase any Shelf Notes under the Note Agreement, for the reasons set forth above and set forth in the Note Agreement, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, intending to be legally bound, does hereby covenant and agree as follows:

1. DEFINITIONS; RECITALS. Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meaning ascribed to them in the Note Agreement. The recitals in this Guaranty are incorporated into this Guaranty.

E-1-1

2. THE GUARANTY.

2A. Guaranty of Payment of Obligations. Each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, of all of the indebtedness, obligations and liabilities existing on the Restatement Date or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to Prudential or any Holder under or in respect of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, such Guarantor or any other Guarantor in connection with the Note Agreement, including the principal of and interest (including interest accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding, whether or not allowed as a claim in such proceeding) on the Notes and any Yield-Maintenance Amount with respect to any of the Notes (collectively, the “Guarantied Obligations”). This is a continuing guaranty of payment and performance and not of collection. Notwithstanding the foregoing, (i) the aggregate amount of any Guarantor’s liability under this Guaranty shall not exceed the maximum amount that such Guarantor can guaranty without violating, or causing this Guaranty or such Guarantor’s obligations under this Guaranty to be void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548(a)(2) of the Bankruptcy Code and (ii) recourse under this Guaranty provided for herein by ADS Worldwide, Inc. and ADS International, Inc. or by any other Foreign Holding Company which becomes a Guarantor hereunder, shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the Pledge Agreement. Each Guarantor hereby agrees to pay and indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees and expenses) which such Holder may incur or be subject to as a consequence of endeavoring to enforce this Guaranty or to collect all or any part of the Guarantied Obligations from, or in pursuing any action against, the Company or any other Guarantor or enforcing any rights of any Holder in any security for Guarantied Obligations or the liabilities of any Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection therewith. Notwithstanding any provision of this Guaranty, all covenants, obligations, waivers, and agreements of the Guarantors under this Guaranty shall be joint and several.

Upon an Event of Default, Prudential or any Holder may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guarantied Obligations, or any portion thereof, without first proceeding against the Company or any other Person or the Collateral any other security for the Guarantied Obligations or for the liability of any such other Person or the Guarantors hereunder. Prudential and each Holder shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, the Company or from any other Person on account of the Guarantied Obligations or otherwise. Subject to Section 2E of this Guaranty, this Guaranty and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guarantied Obligations shall be paid in full in cash and no Holder shall have any commitment under the Note Agreement.

E-1-2

2B. Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any other Guarantor or any other Person in connection with the Note Agreement or any other Transaction Document or any provision thereof; (ii) the absence of any attempt by Prudential, any Holder or the Collateral Agent to collect the Guarantied Obligations or any portion thereof from the Company, any other Guarantor or any other Person or other action to enforce the same; (iii) any action taken by Prudential or any Holder whether or not authorized by this Guaranty; (iv) any failure by Prudential, any Holder or the Collateral Agent to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Guarantied Obligations or any portion thereof or for the liability of such Guarantor hereunder or the liability of the Company, any other Guarantor or any other Person or any or all of the Guarantied Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of the Company or any other Person liable on the Guarantied Obligations or any portion thereof; (vi) Prudential’s, any Holder’s or the Collateral Agent’s election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to Prudential, any Holder or the Collateral Agent by the Company as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of Prudential’s or any Holder’s claim(s) for repayment of the Guarantied Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guarantied Obligations or the liability of any Guarantor hereunder or under any of the other Transaction Documents or of the Company or any other guarantor of all or any part of the Guarantied Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Guarantor or any other guarantor in connection with the Note Agreement (including the issuance of Notes from time to time under the Note Agreement and any increase in the interest rate on the Notes); (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any Guarantor, the Company or any other guarantor or any of their assets; (xii) the articles of incorporation or articles of organization (as the case may be), or the by-laws or limited liability company agreement (as the case may be) of any Guarantor or the Company or any other guarantor; (xiii) any mortgage, indenture, lease, contract, or other agreement (including any agreement with

E-1-3

stockholders), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect any such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company, any Guarantor or any other guarantor of all or any portion of any Guarantied Obligations or any such Person’s property and any failure by Prudential or any Holder to file or enforce a claim against the Company, any Guarantor or any such other Person in any such proceeding; (xv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

2C. Obligations Unimpaired. Prudential, each Holder and the Collateral Agent is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Note Agreement, the Notes, any other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor of all or any of the Guarantied Obligations in connection with the Note Agreement; (ii) accept partial payments on the Guarantied Obligations; (iii) take and hold security for the Guarantied Obligations or any portion thereof or any other liabilities of the Company, the obligations of any Guarantor under this Guaranty and the obligations under any other guaranties and sureties of all or any of the Guarantied Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security (including the collateral); (iv) apply such security and direct the order or manner of sale thereof as Prudential or any Holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or any portion thereof and any security therefor or guaranty thereof in any manner; (vi) extend additional loans, credit and financial accommodations to the Company and otherwise create additional Guarantied Obligations, including by the purchase of Notes from time to time under the Note Agreement; (vii) waive strict compliance with the terms of the Note Agreement, the Notes, any other Transaction Document or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor of all or any of the Guarantied Obligations in connection with the Note Agreement and otherwise forbear from asserting Prudential’s, any Holder’s or the Collateral Agent’s rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety of any other guarantor or surety of the Guarantied Obligations, any portion thereof or release or otherwise take any action (or omit to take any action) with respect to any such guarantor or surety; (ix) assign this Guaranty in part or in whole in connection with any assignment of the Guarantied Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against the Company or any Guarantor; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Guarantied Obligations as Prudential or any Holder in its sole discretion may determine.

E-1-4

2D. Waivers of Guarantors. Each Guarantor waives for the benefit of Prudential and the Holders:

(i) any right to require Prudential, any Holder or the Collateral Agent, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against the Company, any other Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (b) proceed against or exhaust any security given to or held by Prudential, any Holder or the Collateral Agent in connection with the Guarantied Obligations or any other guaranty, or (c) pursue any other remedy available to Prudential, any Holder or the Collateral Agent whatsoever;

(ii) any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of the Company, including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guarantied Obligations in cash or (c) any act or omission of Prudential, any Holder, the Collateral Agent or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by Prudential, any Holder or the Collateral Agent in connection with the Guarantied Obligations or any other guaranty;

(iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iv) any defense based upon Prudential’s, any Holder’s or the Collateral Agent’s errors or omissions in the administration of the Guarantied Obligations;

(v) (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (b) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor’s liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that Prudential, any Holder or the Collateral Agent protect, maintain, secure, perfect or insure any Lien or any property subject thereto;

(vi) notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty by Prudential, any Holder, such Guarantor or any other Guarantor, (c) of default in respect of the Guarantied Obligations or any other guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Company or otherwise, including as a result of the issuance of any Notes, (e) that the principal amount, or any portion thereof, and/or any interest or Yield-Maintenance Amount on any document or instrument evidencing all or any part of the Guarantied Obligations is due, (f) of any and all proceedings to collect from the Company, any Guarantor or any other guarantor of all or any part of the Guarantied Obligations, or from anyone else, (g) of exchange, sale, surrender or other handling of any security or collateral given to Prudential, any Holder or the Collateral Agent to secure payment of the Guarantied Obligations or any guaranty therefor, (h) of renewal, extension or modification of any of the Guarantied Obligations, (i) of assignment, sale or other transfer of any Note to a Transferee, or (j) of any of the matters referred to in paragraph 2B and any right to consent to any thereof;

E-1-5

(vii) presentment, demand for payment or performance and protest and notice of protest with respect to the Guarantied Obligations or any guaranty with respect thereto; and

(viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

Each Guarantor agrees that neither Prudential, any Holder nor the Collateral Agent shall be under any obligation to marshall any assets in favor of such Guarantor or against or in payment of any or all of the Guarantied Obligations.

No Guarantor will exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of exoneration, reimbursement or indemnity or contribution or any rights or recourse to any security for the Guarantied Obligations or this Guaranty unless at the time of such Guarantor’s exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guarantied Obligations.

2E. Revival. Each Guarantor agrees that, if any payment made by the Company or any other Person is applied to the Guarantied Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of the Collateral or any other security are required to be returned by Prudential, any Holder or the Collateral Agent to the Company, its estate, trustee, receiver or any other Person, including such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any lien, security interest or other collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation). The provisions of this paragraph 2E shall survive termination of the covenants and agreements of each Guarantor contained in this Guaranty.

2F. Obligation to Keep Informed. Each Guarantor shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guarantied Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any portion thereof, and each Guarantor agrees that neither Prudential nor any Holder shall have any duty to advise such Guarantor of information known to Prudential or such Holder regarding such condition or any such circumstance. If Prudential or any Holder, in its discretion, undertakes at

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any time or from time to time to provide any such information to any Guarantor, neither Prudential nor such Holder shall be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which Prudential or such Holder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

2G. Bankruptcy. If any Event of Default specified in clauses (vii), (viii) (ix), (x) or (xi) of paragraph 7A of the Note Agreement shall occur and be continuing, then each Guarantor agrees to immediately pay to the Holders the full outstanding amount of the Guarantied Obligations without notice.

3. REPRESENTATIONS AND WARRANTIES.

Each Guarantor represents, covenants and warrants as follows:

3A. Organization. Such Guarantor is a company duly organized and existing in good standing under the laws of its state of organization and has been duly qualified or been duly licensed, and is authorized to do business and is in good standing in, each jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to result in a Material Adverse Effect.

3B. Power and Authority. Such Guarantor has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate its properties which it purports to own or holder under lease and to conduct its business as currently conducted and as currently proposed to be conducted. Such Guarantor has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty have been duly authorized by all requisite action and this Guaranty has been duly executed and delivered by authorized officers of such Guarantor and are valid obligations of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3C. Conflicting Agreements and Other Matters. Such Guarantor is not a party to any contract or agreement or subject to any charter, by law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Guaranty, the offering, issuance and sale of the Notes, and the performance of the terms and provisions hereof will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien, other than Liens created pursuant to the Collateral Documents, upon any of the properties or assets of such Guarantor pursuant to, the certificate of incorporation or articles of organization (as the case may be), the charter, by-laws, limited liability company operating agreement or partnership agreement of such Guarantor, any award of

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any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor is subject. Such Guarantor is not is a party to, or otherwise subject to any provision contained in any instrument evidencing any Indebtedness of such Guarantor, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of such Guarantor of the type to be evidenced by this Guaranty except as set forth in the agreements listed in Schedule 8G attached to the Note Agreement (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

3D. ERISA. The execution and delivery of this Guaranty will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by such Guarantor in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B of the Note Agreement.

3E. Governmental Consent. Neither the nature of such Guarantor nor any of its businesses or properties, nor any relationship between such Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guaranty, nor the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Restatement Date with the Securities and Exchange Commission and/or state Blue Sky authorities) and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents described in Schedule 8K to the Note Agreement in connection with the execution and delivery of this Guaranty or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or the other Transaction Documents or of the Notes.

3F. Regulatory Status. Such Guarantor is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Such Guarantor is not subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

3G. Actions by the Guarantor. Each Guarantor covenants that it will not take any action that would directly or indirectly result in an Event of Default or Default.

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4. MISCELLANEOUS.

4A. Successors, Assigns and Participants. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of Prudential and each Holder and their respective successors, transferees and assigns; all references herein to each Guarantor shall be deemed to include its successors and assigns, and all references herein to Prudential or any Holder shall be deemed to include their respective successors and assigns. This Guaranty shall be enforceable by Prudential and each Holder and any of Prudential’s or such Holder’s successors, assigns and participants, and any such successors and assigns shall have the same rights and benefits with respect to each Guarantor under this Guaranty as Prudential or such Holder hereunder.

4B. Consent to Amendments. This Guaranty may be amended, and each Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that, without the written consent of all of the Holders, (i) no amendment to or waiver of the provisions of this Guaranty shall change or affect the provisions of this paragraph 4B insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual Holder, required with respect to any consent, (ii) no Guarantor shall be released from this Guaranty, and (iii) no amendment, consent or waiver with respect to paragraph 2A or the definition of “Guarantied Obligations” (except to add additional obligations of the Company) shall be effective. Each Holder at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 4B, whether or not the Notes held by such Holder shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Guarantor and Prudential, any Holder or the Collateral Agent nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of Prudential or any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented. Notwithstanding the foregoing, this Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder in the form of Exhibit A hereto without any consent by any Guarantor, Prudential or any Holder.

4C. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential, any Holder or any Transferee. Subject to the two preceding sentences, this Guaranty embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

4D. Notices. All written communications provided for hereunder shall be sent by first class mail or telegraphic notice or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and addressed:

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(i) in the case of any Guarantor, to:

c/o Advanced Drainage Systems, Inc.

Attention: Chief Financial Officer

4640 Trueman Boulevard

Hilliard, Ohio

43026-2438

(ii) in the case of Prudential or any Holder, to the address specified for notices to Prudential or such Holder under the Note Agreement;

or, in either case, at such other address as shall be designated by such Person in a written notice to the other parties hereto.

4E. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several sections of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty. Each Guarantor represents to Prudential and the Holders that such Guarantor has been represented by counsel in connection with this Guaranty, that such Guarantor has discussed this Guaranty with its counsel and that any and all issues with respect to this Guaranty have been resolved as set forth herein. No provision of this Guaranty shall be construed against or interpreted to the disadvantage of Prudential or any Holder by any court or other governmental or judicial authority by reason of Prudential or such Holder having or being deemed to have structured, drafted or dictated such provision.

4F. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to Prudential, any Holder or the Required Holder(s) of the Notes, the determination of such satisfaction shall be made by Prudential, such Holder or such Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

4G. Governing Law. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS GUARANTY OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS GUARANTY TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

4H. Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

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4I. Counsel’s Opinion. Each Guarantor authorizes the counsel referred to in paragraph 3C of the Note Agreement to deliver the opinion referred to in such paragraph.

4J. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 4D(i), SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PRUDENTIAL OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

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4K. Independence of Covenants; Beneficiaries of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists. The covenants contained in this Guaranty are intended to be only for the benefit of Prudential, the Purchasers and the holders from time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of or enforceable by any other Person.

4L. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4M. Contribution with Respect to Guaranty Obligations. At all times when there is more than one Guarantor party hereto, each Guarantor party hereto agrees as follows:

(i) To the extent any Guarantor shall make a payment of all or any of the Guarantied Obligations (a “Guarantor Payment”) that exceeds the amount that such Guarantor would otherwise have paid, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, if each Guarantor had paid the aggregate Guarantied Obligations satisfied by all such Guarantor Payments in the same proportion that such Guarantor’s Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors (as determined immediately prior to such Guarantor Payment), then, after the Guarantied Obligations shall be indefeasibly paid in full in cash and no Holder shall have any commitment under the Note Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from and be reimbursed by each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 4M without rendering such claim void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548 of the Bankruptcy Code.

(iii) This Section 4M is intended only to define the relative rights of Guarantors, and nothing in this Section 4M is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with this Guaranty.

(iv) The rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Guarantors against other Guarantors under this Section 4M shall be exercisable once the Guarantied Obligations shall be indefeasibly paid in full in cash and no Holder shall have any commitment under the Note Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed as of the date first above written.

HANCOR HOLDING CORPORATION
HANCOR, INC.
STORMTECH LLC

By:
Name: Joseph A. Chlapaty
Title: President and Chief Executive Officer

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GUARANTOR SCHEDULE

Hancor Holding Corporation, a Delaware corporation

Hancor, Inc., an Ohio corporation

StormTech LLC, a Delaware limited liability company

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EXHIBIT A

[FORM OF JOINDER AGREEMENT TO GUARANTY AGREEMENT]

JOINDER AGREEMENT NO.          TO GUARANTY AGREEMENT

RE: ADVANCED DRAINAGE SYSTEMS, INC.

This Joinder Agreement is made as of                     , in favor of PGIM, Inc. (“Prudential”) and the Holders (as such term is defined in the Guaranty, as hereinafter defined).

A. Reference is made to the Amended and Restated Guaranty Agreement made as of June 22, 2017 (as supplemented, amended, restated or consolidated from time to time, the “Guaranty”) by certain Persons in favor of Prudential and the Holders, under which such Persons have guaranteed to Prudential and the Holders the due payment and performance by Advanced Drainage Systems, Inc. a Delaware corporation ( the “Company”) of the Guarantied Obligations (as defined in the Guaranty).

B. Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Guaranty, including the definitions of terms incorporated in the Guaranty by reference to other agreements.

C. Section 4B of the Guaranty provides that additional Persons may from time to time after the date of the Guaranty become Guarantors under the Guaranty by executing and delivering to Prudential and the Holders a supplemental agreement to the Guaranty in the form of this Joinder Agreement.

For valuable consideration, each of the undersigned (each a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:

1. Each of the New Guarantors has received a copy of, and has reviewed, the Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to Prudential and the Holders pursuant to paragraph 4B of the Guaranty.

2. Effective from and after the date this Joinder Agreement is executed and delivered to Prudential and the Holders by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Guaranty as a Guarantor. In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to Prudential and the Holders in accordance with the provisions of the Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and understands, agrees and confirms that Prudential and the Holders may enforce the Guaranty and this Joinder Agreement against such New Guarantor for the benefit of Prudential

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and the Holders up to the full amount of the Guarantied Obligations without proceeding against any other Guarantor, the Company, any other Person, or any collateral securing the Guarantied Obligations; provided, however, with respect to any Foreign Holding Company which is a Guarantor hereunder, recourse against any such Foreign Holding Company shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the Pledge Agreement. The terms and provisions of the Guaranty are incorporated by reference in this Joinder Agreement.

3. Upon this Joinder Agreement bearing the signature of any Person claiming to have authority to bind any New Guarantor coming into the hands of Prudential or any Holder, and irrespective of whether this Joinder Agreement or the Guaranty has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Guaranty. No statement, representation, agreement or promise by any officer, employee or agent of Prudential or any Holder forms any part of this Joinder Agreement or the Guaranty or has induced the making of this Joinder Agreement or the Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.

4. This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of New York excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.

6. This Joinder Agreement and the Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors. None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.

IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.

[NEW GUARANTOR]

By:
Name:
Title:

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EXHIBIT E-2

[Form of Confirmation of Guaranty Agreement]

CONFIRMATION OF GUARANTY AGREEMENT

THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of the holders of the Notes (as defined below) from time to time (the “Holders”).

WHEREAS, each of the Guarantors is a direct or indirect Subsidiary of Advanced Drainage Systems, Inc. (the “Company”);

WHEREAS, the Company has entered into that certain Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, between the Company, on one hand, and PGIM, Inc., and each Prudential Affiliate from time to time party thereto, on the other hand (the “Note Agreement”), pursuant to which the Company may have outstanding promissory notes in the aggregate principal amount of up to $175,000,000, from time to time (as amended, supplemented, restated or otherwise modified from time to time, the “Shelf Note” or, “Notes”);

WHEREAS, the Guarantors have guarantied the obligations of the Company under the Note Agreement and the Notes pursuant to that certain Amended and Restated Guaranty Agreement, dated as of June 22, 2017, made by certain of the undersigned[, and joined by certain of the undersigned pursuant to that certain Joinder Agreement dated as of                     ], in favor of each holder (as amended, supplemented or otherwise modified, the “Guaranty”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Guaranty;

WHEREAS, pursuant to that certain Request for Purchase dated as of                      and that certain Confirmation of Acceptance dated as of                     , the Company will issue and certain Prudential Affiliates (the “Series          Purchasers”) will purchase the Company’s             % Series              Senior Notes Due          (the “Series          Notes”);

WHEREAS, each Guarantor will benefit from the proceeds of the issuance of the Series          Notes; and

WHEREAS, the Holders have required as a condition to the effectiveness of the Series          Purchasers’ obligation to purchase the Series          Notes that each of the Guarantors execute and deliver this Confirmation and reaffirm that the Guaranty secures and guarantees the liabilities and obligations of the Company under the Series          Notes.

NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series          Notes by the Series          Purchasers, each Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Series         Purchasers and each Holder from time to time of the Notes as follows:

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1. Confirmation. Each Guarantor, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty, and confirms and agrees that each reference in the Guaranty to the Guaranteed Obligations (as defined in the Guaranty) is construed to hereafter include the Series          Notes. Each Guarantor acknowledges that the Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Guaranty will continue to secure, to the fullest extent provided thereby, the payment and performance of all Guarantied Obligations, including, without limitation, the payment and performance of the Series             Notes. Each Guarantor confirms and agrees that, with respect to the Guaranty, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects; provided, however, with respect to any Foreign Holding Company which is a Guarantor hereunder, recourse against any such Foreign Holding Company shall be limited to the Collateral pledged to the Collateral Agent by such Foreign Holding Company under the Pledge Agreement.

2. Successors and Assigns. All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

3. No Waiver. The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of Prudential or any holder, nor constitute a waiver of any provision of the Note Purchase Agreement or any Note.

4. Governing Law. This Confirmation shall be construed and enforced in accordance with, and the rights of the parties under this Confirmation or in connection with any claims or disputes arising out of or relating to this Confirmation (whether sounding in contract or tort) shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

5. Severability. Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

6. Counterparts; Facsimile Signatures. This Confirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Confirmation by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Confirmation.

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7. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

8. Authorization. Each Guarantor is duly authorized to execute and deliver this Confirmation, and, is and will continue to be duly authorized to perform its obligations under the Guaranty.

9. No Defenses. Each Guarantor hereby represents and warrants to, and covenants that, as of the date hereof, (a) such Guarantor has no defenses, offsets or counterclaims of any kind or nature whatsoever against Prudential or any Holder with respect to the Guarantied Obligations, or any action previously taken or not taken by Prudential or any holder with respect thereto, and (b) Prudential and each Holder has fully performed all obligations to such Guarantor which it may have had or has on and as of the date hereof.

[signature page follows]

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IN WITNESS WHEREOF, this Confirmation of Guaranty Agreement has been duly executed and delivered as of the date first above written.

[GUARANTORS]

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Squire Patton Boggs (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114 O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com

EXHIBIT F

[FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL

(RESTATEMENT DATE)]

June 22, 2017

PGIM, Inc. (“Prudential”)

and

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company

Pruco Life Insurance Company (collectively, the “Existing Holders”)

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

Chicago, Illinois 60601

Re: Advanced Drainage Systems, Inc. Second Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

We have acted as special counsel to Advanced Drainage Systems, Inc., a Delaware corporation (“ADS”), StormTech LLC, a Delaware limited liability company (“StormTech”), Hancor Holding Corporation, a Delaware corporation (“HHC”) and Hancor, Inc., an Ohio corporation (“Hancor”) in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (the “Note Agreement”), between ADS, on the one hand, and Prudential, the Existing Holders and each other Prudential Affiliate which becomes bound by certain provisions thereof as provided therein (collectively, with the Existing Holders, the “Purchasers”), on the other hand, pursuant to which (i) the Existing Notes are deemed to be issued and outstanding thereunder and (ii) ADS may issue additional Shelf Notes from time to time. ADS, StormTech, HHC and Hancor are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” ADS, StormTech and HHC are sometimes referred to herein individually as a “Delaware Transaction Party” and collectively as the “Delaware Transaction Parties”. The Transaction Parties other than ADS are sometimes referred to herein individually as a “Guarantor” and collectively as the “Guarantors”.

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To Prudential and the Purchasers Referred to Below June 22, 2017 Page 2	Squire Patton Boggs (US) LLP

This opinion letter is delivered to you pursuant to paragraph 3A(c) of the Note Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Note Agreement. The Uniform Commercial Code, as amended and in effect in the State of Ohio on the date hereof, is referred to herein as the “OH UCC.” The Uniform Commercial Code, as amended and in effect in the State of Delaware on the date hereof, is referred to herein as the “Del. UCC.” The OH UCC and the Del. UCC are referred to herein, collectively, as the “UCC”. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined such resolutions, shareholder or member actions, other documents, records, and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:

1. an executed copy of the Note Agreement;

2. an executed copy of the Amended and Restated Guaranty Agreement, dated as of June 22, 2017 (the “Guaranty Agreement”), executed by each of the Guarantors in favor of the Purchasers;

3. an executed copy of the Second Amended and Restated Security Agreement, dated as of June 22, 2017 (the “Security Agreement”), executed by each of the Transaction Parties in favor of PNC Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”);

4. an executed copy of the Second Amended and Restated Pledge Agreement, dated as of June 22, 2017 (the “Pledge Agreement”), executed by each of the Transaction Parties in favor of the Collateral Agent;

5. an executed copy of the Amended and Restated Intercompany Subordination Agreement, dated as of June 22, 2017 (the “Intercompany Subordination Agreement”), executed by each of the Transaction Parties in favor of Prudential and the Purchasers;

6. an executed copy of the Second Amended and Restated Intercreditor Agreement, dated as of June 22, 2017 (the “Intercreditor Agreement”), executed by each of the Transaction Parties, the Administrative Agent, the Collateral Agent, the Mexican Facility Agent and the Senior Noteholders (2017) (as each such term is more particularly identified and described in the Intercreditor Agreement);

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7. the Officer’s Certificate of each Transaction Party delivered to us in connection with this opinion letter, the form of each of which is attached hereto as Exhibits A-1 through A-4 (as to each such Transaction Party, the “Officer’s Certificate”);

8. an unfiled copy of a financing statement naming ADS as debtor and the Collateral Agent as secured party (the “ADS Financing Statement”), a copy of which is attached hereto as Exhibit B-1, which ADS Financing Statement we understand will be filed in the office of the Secretary of State of the State of Delaware (such office, the “Delaware Filing Office”);

9. an unfiled copy of a financing statement naming StormTech as debtor and the Collateral Agent as secured party (the “StormTech Financing Statement”), a copy of which is attached hereto as Exhibit B-2, which StormTech Financing Statement we understand will be filed in the Delaware Filing Office;

10. an unfiled copy of a financing statement naming HHC as debtor and the Collateral Agent as secured party (the “HHC Financing Statement” and, collectively with the ADS Financing Statement and the StormTech Financing Statement, the “Delaware Financing Statements”), a copy of which is attached hereto as Exhibit B-3, which HHC Financing Statement we understand will be filed in the Delaware Filing Office;

11. an unfiled copy of a financing statement naming Hancor as debtor and the Collateral Agent as secured party (the “Ohio Financing Statement” and, together with the Delaware Financing Statements, the “Financing Statements”), a copy of which is attached hereto as Exhibit B-4, which Ohio Financing Statement we understand will be filed in the office of the Secretary of State of the State of Ohio (such office, the “Ohio Filing Office”);

12. a copy of the Amended and Restated Certificate of Incorporation of ADS, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “ADS Organizational Document”);

13. a copy of the Certificate of Formation of StormTech, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “StormTech Organizational Document”)

14. a copy of the Second Amended and Restated Certificate of Incorporation of HHC, certified by the Secretary of State of the State of Delaware on June 6, 2017 (the “HHC Organizational Document”; and, collectively with the ADS Organizational Document and the StormTech Organizational Document, the “Delaware Organizational Documents”);

15. a copy of the Amended Articles of Incorporation of Hancor, certified by the Secretary of State of the State of Ohio on June 6, 2017 (the “Ohio Organizational Document”);

16. a copy of the Amended and Restated Bylaws of ADS (the “ADS Governing Document”), certified to us by the Secretary of ADS as being complete and correct and in full force and effect as of the date hereof;

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17. a copy of the Limited Liability Company Agreement of StormTech (the “StormTech Governing Document”), certified to us by the Secretary of StormTech as being complete and correct and in full force and effect as of the date hereof;

18. a copy of the Amended Bylaws of HHC (the “HHC Governing Document” and, collectively with the ADS Governing Document and the StormTech Governing Document, the “Delaware Governing Documents”), certified to us by the Secretary of HHC as being complete and correct and in full force and effect as of the date hereof;

19. a copy of the Amended and Restated Code of Regulations of Hancor (the “Ohio Governing Document”), certified to us by the Secretary of Hancor as being complete and correct and in full force and effect as of the date hereof;

20. copies of certificates, each dated June 1, 2017, of the Secretary of State of the State of Delaware, as to the good standing of each Delaware Transaction Party in the State of Delaware as of such date (collectively, the “Delaware Good Standing Certificates”);

21. a copy of the certificate, dated June 1, 2017, of the Secretary of State of the State of Ohio, as to the good standing of Hancor in the State of Ohio as of such date (the “Ohio Good Standing Certificate”; and together with the Delaware Good Standing Certificates, the “Good Standing Certificates”);

22. a copy of the resolutions of the board of directors of ADS adopted by written consent as of June 15, 2017 authorizing its execution, delivery and performance of the Transaction Documents (defined below) to which ADS is a party, certified by the Secretary of ADS as being true, complete, correct and in full force and effect as of the date hereof;

23. a copy of the resolutions of the board of managers of StormTech adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents to which StormTech is a party, certified by the Secretary of StormTech as being true, complete, correct and in full force and effect as of the date hereof;

24. a copy of the resolutions of the board of directors of HHC adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents to which HHC is a party, certified by the Secretary of HHC as being true, complete, correct and in full force and effect as of the date hereof; and

25. a copy of the resolutions of the board of directors of Hancor adopted by written consent as of June 22, 2017 authorizing its execution, delivery and performance of the Transaction Documents to which Hancor is a party, certified by the Secretary of Hancor as being true, complete, correct and in full force and effect as of the date hereof.

The documents referred to in items (1) through (6) above, inclusive, are referred to herein collectively as the “Transaction Documents,” and the documents referred to in items (3) and (4) are referred to herein collectively as the “Security Documents.” As used herein, “security interest” means “security interest” as defined in Section 1-201(37) of the OH UCC.

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In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, recitals, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others and assume compliance on the part of the Transaction Parties with their covenants and agreements contained therein.

In connection with the opinions expressed in paragraph (a) below, we have relied solely upon certificates of public officials as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in clauses (i) and (iii) of paragraph (b) below, clause (ii) of paragraph (c) below and clause (ii)(A) of paragraph (d) below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Transaction Parties based solely upon an Officer’s Certificate in respect of such matters and without any independent investigation or verification on our part and (y) to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

a. Each Delaware Transaction Party is a corporation or limited liability company, as applicable, existing in good standing under the laws of the State of Delaware. Hancor is a corporation existing in good standing under the laws of the State of Ohio.

b. Each Transaction Party has the corporate or limited liability company, as applicable, power and authority (i) to conduct its business substantially as described in the Officer’s Certificate of such Transaction Party, (ii) to enter into and to incur and perform its obligations under the Transaction Documents to which it is a party and (iii) to own and operate its assets and properties and conduct its business substantially as presently conducted, operated and owned.

c. The execution and delivery to the Collateral Agent, Prudential, the Purchasers or any other party, as applicable, by each of the Transaction Parties of the Transaction Documents, in each case to which it is a party, and the performance by each such Transaction Party of its obligations thereunder, and the granting by each such Transaction Party of the security interests provided for in the Security Documents, (i) have been authorized by all necessary corporate or limited liability company action by such Transaction Party and (ii) do not require under present law or present regulation of any governmental agency or authority of the State of Ohio, the State of New York, the United States of America, or, with respect to the Delaware Transaction Parties only,

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under the General Corporation Law of the State of Delaware (the “DGCL”) or the Limited Liability Company Act of the State of Delaware (the “DLLCA”), as applicable, any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of Ohio, the State of New York, the United States of America or, with respect to the Delaware Transaction Parties only, as specifically required by the DGCL or DLLCA, as applicable, that has not been made or obtained except (w) those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Transaction Documents to which it is a party, (x) those required to perfect security interests, if any, granted by such Transaction Party thereunder, (y) those required pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto and (z) filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof.

d. The execution and delivery to the Collateral Agent, Prudential, the Purchasers or any other party, as applicable by each of the Transaction Parties of the Transaction Documents to which it is a party, and the performance by each such Transaction Party of its obligations thereunder, and the granting by each such Transaction Party of the security interests provided for in the Security Documents, (i) (A) in the case of any Delaware Transaction Party, do not contravene any provision of any Delaware Organizational Document or Delaware Governing Document of such Delaware Transaction Party and (B) in the case of Hancor, do not contravene any provision of the Ohio Organizational Document or Ohio Governing Document, (ii) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Ohio, the State of New York, the DGCL or DLLCA, as applicable (with regard to the Delaware Transaction Parties or their property only), or the United States of America, applicable to such Transaction Party or its property, or (B) any agreement binding upon such Transaction Party or its property that is listed on Annex I to the Officer’s Certificate or any court decree or order binding upon such Transaction Party or its property that is listed on Annex II to the Officer’s Certificate (this opinion being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation) and (iii) will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon such Transaction Party or its properties that is listed on Annex I to the Officer’s Certificate other than any security interests or liens created by the Transaction Documents and any other security interests or liens in favor of the Collateral Agent or the Secured Parties (as defined in the Security Agreement) arising under any of the Transaction Documents or applicable law.

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e. Each Transaction Document to which each Transaction Party is a party has been duly executed and delivered on behalf of such Transaction Party.

f. Each Transaction Document constitutes a valid and binding obligation of each Transaction Party signatory thereto enforceable against such Transaction Party in accordance with its terms.

g. [Reserved].

h. No Transaction Party is required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended (the “1940 Act”)) and is not is a company controlled by a company required to register as such under the 1940 Act.

i. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the Senior Secured Obligations (as defined in the Intercreditor Agreement), a security interest in the right, title and interest of each Transaction Party in the Collateral (as defined in the Security Agreement) to which Article 9 of the OH UCC is applicable (the “Security Agreement Article 9 Collateral”).

j. The Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), as security for the Senior Secured Obligations, a security interest in the right, title and interest of each Transaction Party party thereto in the Pledged Collateral (as defined in the Pledge Agreement) to which Article 9 of the OH UCC is applicable (the “Pledge Agreement Article 9 Collateral”; and together with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).

k. Upon the effective filing of the Ohio Financing Statement with the Ohio Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest against Hancor in that portion of Hancor’s Article 9 Collateral in which a security interest may be perfected by filing an initial financing statement with the Ohio Filing Office under the OH UCC (the “Ohio Filing Collateral”). We express no opinion as to the priority of any security interest of any person identified above in the Ohio Filing Collateral and we note, without expressing any opinion as to the issue, that the priority of a security interest in the Ohio Filing Collateral may be governed by laws other than the OH UCC (including, without limitation, the laws of jurisdictions other than the State of Ohio) even if perfection of a security interest in the Ohio Filing Collateral is governed by the OH UCC.

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l. Upon the effective filing of the Delaware Financing Statements with the Delaware Filing Office, the Collateral Agent will have, for the benefit of the Secured Parties, a perfected security interest against the Delaware Transaction Parties in that portion of each Delaware Transaction Party’s Article 9 Collateral in which a security interest may be perfected by filing an initial financing statement with the Delaware Filing Office under the Del. UCC (the “Delaware Filing Collateral”). We express no opinion as to the priority of any security interest of any person identified above in the Delaware Filing Collateral and we note, without expressing any opinion as to the issue, that the priority of a security interest in the Delaware Filing Collateral may be governed by laws other than the Del. UCC (including, without limitation, the laws of jurisdictions other than the State of Delaware) even if perfection of a security interest in the Delaware Filing Collateral is governed by the Del. UCC.

m. The Pledge Agreement, together with physical delivery of the certificates representing the shares of stock of each entity listed on Exhibit C hereto (collectively, the “Pledged Entities”) identified on Schedule A to the Pledge Agreement (the “Pledged Equity Interests”) to the Collateral Agent in the State of Ohio, accompanied by undated stock powers with respect to such Pledged Equity Interests duly indorsed in blank by an effective indorsement, creates in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Pledge Agreement), as security for the Senior Secured Obligations, a perfected security interest under the OH UCC in each of ADS, HHC and Hancor, as the case may be, in the Pledged Equity Interests issued by each Pledged Entity, as the case may be, while the Pledged Equity Interests are located in the State of Ohio and in the possession of the Collateral Agent. Assuming that neither the Collateral Agent nor any other Secured Party has notice of any adverse claim to such Pledged Equity Interest and that the security interest of the Collateral Agent for the benefit of the Secured Parties is perfected as described above, the Collateral Agent for the benefit of the Secured Parties will acquire its security interest in such Pledged Equity Interests free of any adverse claim.

To Our Actual Knowledge there are no legal proceedings (i) pending before any court or arbitration tribunal or (ii) overtly threatened in writing, in each case, against any Transaction Party that seek to enjoin or otherwise interfere directly with the transactions contemplated by the Transaction Documents other than the legal proceedings, if any, disclosed in the Transaction Documents, including, without limitation, any schedules or exhibits thereto. For purposes of this paragraph, “Actual Knowledge” means, with respect to any person, the conscious awareness of facts by such person; “Our Actual Knowledge” means the Actual Knowledge of any lawyer included in the Covered Lawyer Group; and the “Covered Lawyer Group” means lawyers currently at Squire Patton Boggs (US) LLP who have been actively involved in negotiating the Transaction Documents (including the disclosure schedules attached thereto) and the transactions contemplated thereby or preparing this opinion letter and the certificates attached hereto. In making the foregoing statements, we have inquired as to the Actual Knowledge of the lawyers included in the Covered Lawyer Group with respect to the existence of the legal

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proceedings described above and we have relied on, and assumed the accuracy of, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from officers or other representatives of the Transaction Parties. We have not, however, made any review, search or investigation of any public or private records or files, including, without limitation, litigation dockets or other records or files of the Transaction Parties or of Squire Patton Boggs (US) LLP.

The opinions set forth above are subject to the following qualifications and limitations:

A. Our opinions in paragraph (f) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies, including without limitation specific performance), whether such principles are considered in a proceeding at law or in equity, (iii) defenses arising from actions by a party seeking enforcement which may be unconscionable, inequitable or unreasonable or from the passage of time, and (iv) the qualification that certain provisions of the Transaction Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York, the State of Ohio or the United States of America, but the inclusion of such provisions does not make the remedies afforded by the Transaction Documents inadequate for the practical realization of the principal benefits provided by the Transaction Documents, in each case subject to the other qualifications contained in this letter.

B. We express no opinion as to the enforceability of any provision in the Transaction Documents:

(i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy with respect to collateral subject thereto (including without limitation any self-help or taking-possession remedy), except in compliance with the OH UCC, the Del. UCC and other applicable laws;

(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the OH UCC or establishing standards measuring fulfillment of rights and duties other than as permitted by Section 9-603 of the OH UCC;

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(iii) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(iv) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

(v) relating to choice of governing law in any Transaction Document;

(vi) waiving any rights to trial by jury;

(vii) waiving any rights to consequential damages;

(viii) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;

(ix) purporting to create a trust or other fiduciary relationship;

(x) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Transaction Documents;

(xi) giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor;

(xii) purporting to grant a power to confess judgment;

(xiii) providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

(xiv) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the OH UCC or of the Del. UCC, as applicable;

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(xv) providing for the payment of attorneys’ fees; and

(xvi) granting any party a power of attorney to act on behalf of the Transaction Parties.

C. Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

D. We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Transaction Documents to the extent limited by the OH UCC, including Sections 1-102(3), 9-602 or 9-624 thereof, or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under the OH UCC, including Sections 9-602 or 9-624 thereof or other provisions of applicable law (including judicial decisions).

E. Our opinions in paragraphs (i) through (m) are subject to the following assumptions, qualifications and limitations:

(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the OH UCC or the Del. UCC, as applicable.

(ii) We express no opinion as to the nature or extent of the rights, or the power to transfer rights, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Transaction Documents, or property purporting to constitute such collateral, or the value, validity or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights in, or power to transfer rights in, all such collateral or purported collateral for the liens and security interests provided for under the Transaction Documents to attach.

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(iii) Other than as expressly noted in the last sentence of paragraph (m) above, we express no opinion as to the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents. Other than as expressly noted in paragraphs (k) through (m) above, we express no opinion as to the perfection of, and other than as expressly noted in paragraphs (i), (j) and (m) above, we express no opinion as to the creation, validity or enforceability of, any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents. We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Transaction Documents in any commercial tort claims.

(iv) In the case of property that becomes collateral under the Transaction Documents after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case.

(v) We express no opinion as to the enforceability of the liens and security interests under the Transaction Documents in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction is rendered ineffective pursuant to any of Sections 9-406, 9-407, 9-408 and 9-409 of the OH UCC.

(vi) We call to your attention that Article 9 of each of the Del. UCC and the OH UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of financing statements under each of the Del. UCC and the OH UCC, as applicable, in order to maintain the

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effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or the location of certain types of collateral, all as provided in each of the Del. UCC and the OH UCC, as applicable. We specifically disclaim any obligation to render further advice to you as to the need to file any such continuation statements or additional financing statements.

(vii) We call to your attention that an obligor (as defined in the OH UCC) other than a debtor may have rights under Part 6 of Article 9 of the OH UCC.

(viii) With respect to our opinions above as to the perfection of a security interest in the Article 9 Collateral through the filing of a financing statement, we express no opinion with respect to the perfection of any such security interest in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, or property described in Section 9-311(a) of the UCC (including, without limitation, property subject to a certificate-of-title statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

(ix) We have assumed that each Transaction Party is organized solely under the laws of the state identified as such Transaction Party’s jurisdiction of organization in such Transaction Party’s applicable Organizational Document and Good Standing Certificate.

(x) We have assumed that the information pertaining to the Collateral Agent in the Financing Statements is correct in all respects.

F. To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Transaction Documents (other than the Transaction Parties): (i) are validly existing and in good standing under their respective jurisdictions of organization, (ii) have the power to enter into and perform such agreements and to consummate the transactions contemplated thereby, and (iii) do not require the consent or approval of any third party or governmental authority (which has not been obtained) to execute and deliver such Transaction Documents. We have further assumed that with respect to each party to the Transaction Documents (other than the Transaction Parties): (i) such Transaction Documents have been duly authorized, executed and delivered by,

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and constitute legal, valid and binding obligations of, such party, enforceable against such party in accordance with their respective terms and (ii) such execution, delivery and performance do not violate any material agreements of such party, any applicable laws or such party’s constituent documents.

G. The opinions expressed herein are limited to (i) the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Ohio and (ii) to the extent relevant to the opinions expressed in paragraphs (a) through (d) above, the DGCL or DLLCA, as applicable, in each case, as currently in effect. Our opinions in paragraphs (i) through (k) above are limited to Article 9 of the OH UCC, our opinion in paragraph (l) above is limited to Article 9 of the Del. UCC and our opinion in paragraph (m) above is limited to Articles 8 and 9 of the Ohio UCC. As such, the foregoing opinion paragraphs (i) through (m) do not address: (i) laws of jurisdictions other than Ohio, Delaware and the United States of America, and laws of Ohio, Delaware and the United States of America except for Articles 8 and 9 of the OH UCC and Article 9 of the Del. UCC, (ii) collateral of a type not subject to Articles 8 or 9 of the UCC and (iii) the choice of law rules of the OH UCC or Del. UCC with respect to the laws of other jurisdictions that may govern perfection and priority of security interests granted in the Collateral.

H. For purposes of the opinions set forth in paragraph (e) above, please note that we did not physically witness the execution and delivery of the Transaction Documents, and our opinion herein regarding the execution and delivery of the Transaction Documents is based, in part, on our review of copies of executed signature pages for such Transaction Documents provided to us (electronically or otherwise).

I. We render no opinion regarding the effect on, the validity, binding effect or enforceability of, any Transaction Document with respect to any Transaction Party to the extent that it involves any actual or purported obligation (including any guaranty) with respect to any “swap” (as defined under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”)) by such Transaction Party which is not an “eligible contract participant” (as such term is defined in the Dodd-Frank Act) at the time such “swap” obligation is incurred or in the case of a guaranty at the later of the time such guaranty is entered into and the time such “swap” obligation being guaranteed is incurred.

J. Our opinions as to any matters governed by the Del. UCC are based solely upon our review of the Del. UCC as published in the compilation contained in the CCH Secured Transaction Guide dated as of August 11, 2016, without any review or consideration of any decisions or opinions of courts or

To Prudential and the Purchasers Referred to Below June 22, 2017 Page 15	Squire Patton Boggs (US) LLP

other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publication. Our opinions with respect to the DLLCA address only such laws as they are currently in effect and without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware.

Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable by reason of their status as or affiliation with a federally insured depository institution.

The opinions expressed herein are solely for the benefit of the addressees hereof and of any other person or entity becoming a Purchaser under the Note Agreement or a transferee of a Note, in each case above, in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity.

The opinions expressed herein are valid as of the date hereof. We do not undertake to advise you or anyone else of any changes in the views expressed herein resulting from matters that hereafter might occur or be brought to our attention.

Respectfully submitted,

SQUIRE PATTON BOGGS (US) LLP

Exhibit A-1

ADVANCED DRAINAGE SYSTEMS, INC.

OFFICER’S CERTIFICATE

The undersigned officer of Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (the “Note Agreement”), among the Company, PGIM, Inc. and each Prudential Affiliate party thereto, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:

1.	Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Note Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

2.	A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.

3.	No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.

4.

The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture and the ownership of equity interests in subsidiaries which engage in the foregoing businesses and activities. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Incorporation or Bylaws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).

5.	To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Incorporation and Bylaws.

6.	Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.

7.	The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.

8.	The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.

9.	Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.

10.

The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

11.	There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the        day of June, 2017.

Name:
Title:

ANNEX I

1. Documentation under the $9,000,000 Variable Rate Demand Industrial Development Revenue Bonds (Advanced Drainage Systems, Inc. Project), Series 2007, of the New Jersey Economic Development Authority.

2. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the Mexicana Credit Agreement.

3. Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017, with respect to the Credit Agreement.

4. Interestholders Agreement of Tuberias Tigre-ADS Limitada, dated as of June 5, 2009, among Tubos y Plásticos ADS Chile Limitada, Tigre Chile S.A., Tuberías T-A Limitada, Advanced Drainage Systems, Inc. and Tigre S.A.—Tubos e Conexões.

ANNEX II

None.

Exhibit A-2

STORMTECH LLC

OFFICER’S CERTIFICATE

The undersigned officer of StormTech LLC, a Delaware limited liability company (the “Company”), hereby certifies, as of the date hereof in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (the “Note Agreement”), among Advanced Drainage Systems, Inc., PGIM, Inc. and each Prudential Affiliate party thereto, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:

1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Note Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.

3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.

4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Formation or Limited Liability Company Agreement, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).

5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Formation or Limited Liability Company Agreement.

6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.

7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.

8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.

9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.

10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [        ] day of June, 2017.

Name:
Title:

ANNEX I

1. Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017, with respect to the Credit Agreement.

2. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the Mexicana Credit Agreement.

ANNEX II

None.

Exhibit A-3

HANCOR HOLDING CORPORATION

OFFICER’S CERTIFICATE

The undersigned officer of Hancor Holding Corporation, a Delaware corporation (the “Company”), hereby certifies, as of the date hereof in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (the “Note Agreement”), among Advanced Drainage Systems, Inc., PGIM, Inc. and each Prudential Affiliate party thereto, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:

1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Note Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.

3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.

4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: ownership of the equity interests in subsidiaries which manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Certificate of Incorporation or Bylaws, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).

5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Certificate of Incorporation or Bylaws.

6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.

7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.

8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.

9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.

10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [        ] day of June, 2017.

Name:
Title:

ANNEX I

1. Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017, with respect to the Credit Agreement.

2. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the Mexicana Credit Agreement.

ANNEX II

None.

Exhibit A-4

HANCOR, INC.

OFFICER’S CERTIFICATE

The undersigned officer of Hancor, Inc., an Ohio corporation (the “Company”), hereby certifies, as of the date hereof in connection with the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (the “Note Agreement”), among Advanced Drainage Systems, Inc., PGIM, Inc. and each Prudential Affiliate party thereto, and with the consummation of the transactions contemplated thereby and the opinion of Squire Patton Boggs (US) LLP (the “Opinion”) delivered in connection therewith, as follows:

1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Transaction Documents) and (b) Annex II hereto is a list of all decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Note Agreement or any of the other Transaction Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Transaction Documents to which the Company is a party, and in the case of clause (a) and (b) above, to the extent the violation or breach of which, could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

2. A true and complete copy of each of the above agreements, instruments, decrees and orders has heretofore been furnished to Squire Patton Boggs (US) LLP.

3. No default or event of default under, or violation of, any such agreement, instrument, decree or order exists or, immediately after giving effect to entry into the Transaction Documents or consummation of any of the transactions contemplated thereby, will exist.

4. The nature of the Company’s business and properties, and the purpose of the Company, is to engage in the following businesses and activities: manufacture corrugated high density polyethylene (HDPE) pipe and related products for use in a wide range of drainage applications, including roadway construction, storm and sanitary sewer systems, storm water retention/detention systems, septic systems, residential and commercial construction, plastic structures, golf courses, athletic fields and agriculture and the ownership of equity interests in subsidiaries which engage in the foregoing businesses and activities. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Articles of Incorporation or Code of Regulations, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).

5. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of organization, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Articles of Incorporation or Code of Regulations, as amended.

6. Squire Patton Boggs (US) LLP may rely upon the accuracy of all factual representations and warranties of the Company contained in the Transaction Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith, including, without limitation, any secretary’s or assistant secretary’s certificates.

7. The Company does not own or operate equipment or facilities, or engage in any other activity in the nature of a public utility, including, without limitation, any such equipment, facilities or activity relating to garbage or sewage disposal or water production or transmission, that would subject the Company to regulation as a public utility of any nature.

8. The Company does not accept deposits or engage in any other business activity reserved exclusively to banks or other lenders or financial institutions, or engage in any trust or insurance business.

9. Where the Company is engaged in the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, it is in compliance in all material respects with all applicable local, state, and federal regulations, and such activity is not conducted by it as a business, but is an activity incidental to its normal business activities.

10. The Company (a) is not engaged, and does not hold itself out as being engaged, and does not propose to engage, primarily in the business of investing, reinvesting or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing any certificate, investment contract, or other security which represents an obligation to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance in consideration of the payment of periodic installments of a stated or determinable amount (i.e., face-amount certificates of the installment type), and (c) is not engaged, and does not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities, or if the company is so engaged or so proposes to engage, it does not own or propose to acquire investment securities having a value exceeding 40% of the value of the Company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. For purposes of this paragraph 10, (x) “investment securities” includes all securities except (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the Company that are not investment companies, and (y) “government securities” includes any security issued or guaranteed as to principal or interest by the United States, or by a person or entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

11. There is no pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States of America or the State of Ohio or the State of Delaware or any arbitration tribunal against or directly affecting the Company or any of its properties (a) with respect to the transactions contemplated by the Transaction Documents or (b) which could reasonably be expected to have a material adverse effect on the Company or each of its assets or properties.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, I have hereunto set my hand as of the [        ] day of June, 2017.

Name:
Title:

ANNEX I

1. Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 22, 2017, with respect to the Credit Agreement.

2. Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of June 12, 2013, with respect to the Mexicana Credit Agreement.

ANNEX II

None.

Exhibit B

Financing Statements

Exhibit B-1	ADS Financing Statement

Exhibit B-2	StormTech Financing Statement

Exhibit B-3	HHC Financing Statement

Exhibit B-4	Hancor Financing Statement

Exhibit C

Pledged Entities

Hancor Holding Corporation

ADS Ventures, Inc.

Sewer Tap, Inc.

Spartan Concrete, Inc.

PSA, Inc.

ADS Structures, Inc.

Advanced Drainage of Ohio, Inc.

Green Line Polymers, Inc.

Inlet & Pipe Protection, Inc.

Hancor of Canada, Inc.

Hancor, Inc. (OH)

Hancor Leasing Corp.

Media Plus, Inc.

Hancor International, Inc.

Hancor, Inc. (NV)

EXHIBIT G

FORM OF

COMPLIANCE CERTIFICATE

Significant Holders

c/o Prudential Capital Group

Two Prudential Plaza, Suite 5600

Chicago, Illinois 60601

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Private Shelf Agreement dated as of June 22, 2017 (as further amended, restated, modified or supplemented, the “Note Agreement”) by and among Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate from time to time party thereto, on the other hand. Unless otherwise defined herein, terms defined in the Note Agreement are used herein with the same meanings.

I,                     , the duly elected [Chief Executive Officer/President/Executive Vice President/Chief Financial Officer/Treasurer] of the Company, do hereby certify on behalf of the Transaction Parties as of the [quarter/year] ended [                    , 20    ] (the “Report Date”), as follows:

1.	The Transaction Parties are in compliance with, and since the most recent prior Report Date have at all times complied with, the provisions of the Note Agreement and the representations and warranties contained in paragraph 8 of the Note Agreement and in the other Transaction Documents are true and correct in all material respects (or in all respects, to the extent any such representation or warranty is qualified by materiality or “Material Adverse Effect”) on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date), and the Transaction Parties have performed and complied with all covenants and conditions thereof; provided that such certifications with respect to covenants required to be complied with by, or representations and warranties made with respect to, Joint Ventures are made solely to the best knowledge of the undersigned and provided further that any disclosure related to an affirmative covenant in paragraph 5 of the Note Agreement (other than with respect to paragraph 5C thereof) shall be limited to the best knowledge of the undersigned.

2.	[No event has occurred and is continuing which constitutes an Event of Default or Default; provided that such certification with respect to Events of Default or Defaults applicable to Joint Ventures is made solely to the best knowledge of the undersigned and provided further that any Default or Event of Default related to an affirmative covenant in paragraph 5 of the Note Agreement (other than with respect to paragraph 5C thereof) shall be limited to the best knowledge of the undersigned.]

OR

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status; provided that such certification with respect to Defaults or Events of Default applicable to Joint Ventures is made solely to the best knowledge of the undersigned and provided further that any Default or Event of Default related to an affirmative covenant in paragraph 5 of the Note Agreement (other than with respect to paragraph 5C thereof): [ ].]

3.	Schedule I attached hereto sets forth the financial data and computations evidencing the Transaction Parties’ compliance with the covenants in paragraphs 6A(1) and 6A(2) of the Note Agreement, all of which are true, complete, and correct [except as set forth below (if applicable): ].

4.	The aggregate amount of outstanding additional Investments by Transaction Parties in Persons (including Joint Ventures and Subsidiaries) other than Transaction Parties which are not otherwise listed on Schedule 6E to the Note Agreement is $ , which amount remains in compliance with the requirements of paragraph 6E(v) of the Note Agreement which requires that such amount not exceed the greater of (x) $150,000,000 or (y) 10% of the consolidated total assets of the Company and its Subsidiaries, in each case outstanding at any time, and calculated after giving effect to Investments which are Permitted Acquisitions taken into consideration for purposes of determining compliance with paragraph 6E(v) of the Note Agreement pursuant to paragraph 6E(xi) of the Note Agreement; provided that any inadvertent inaccuracy in the reporting of the foregoing amount shall not cause this certification to be false or misleading in any material respect or otherwise result in a Default or Event of Default under any Transaction Document unless an accurate calculation of such amount would have resulted in such amount exceeding the requirements of paragraph 6E(v).

5.	[No additional Domestic Subsidiaries are required to join the Guaranty Agreement as a Guarantor pursuant to the requirements of paragraph 5K of the Note Agreement.]

OR

[The following additional Domestic Subsidiar[y/ies] [is/are] required to join the Guaranty Agreement as a Guarantor pursuant to the requirements of paragraph 5K of the Note Agreement:                     ].

The foregoing certifications, together with the computations documented on Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this          day of             , 20    .

ADVANCED DRAINAGE SYSTEMS, INC.

Date: , 20	By:
Name:
Title:

SCHEDULE 6B

Existing Indebtedness

•	Indebtedness in connection with the following:

•	The $9,000,000 Variable Rate Demand Industrial Development Revenue Bonds (Advanced Drainage Systems, Inc. Project), Series 2007, of the New Jersey Economic Development Authority, having an outstanding principal balance on the Restatement Date in the amount of approximately $1,620,000 (the “IDRB Facility”)

•	The following letter of credit issued for the benefit of Advanced Drainage Systems, Inc.:

Outstanding Principal Balance as of Restatement Date
IDRB
New Jersey Economic Development Authority	$1,620,000

SCHEDULE 6C

Permitted Liens

•	Liens securing the obligations under each of the following:

•	The IDRB Facility

•	Commercial Term Note, dated as of August 17, 2004, from Advanced Drainage Systems, Inc. in favor of PNC Bank, National Association (successor to National City Bank) with respect to property related to the premises located at 2650 Hamilton-Eaton Road, Hamilton, Ohio 45011[3]

•	Any Liens or security interests in Collateral or the Purchase Documents (both as defined in the Aircraft Lease described below as in effect on March 30, 2012) in favor of The Wilmington Trust Company, as Owner Trustee under the Trust Agreement dated as of April 3, 2006 (the “Lessor”), relating to that certain leased Cessna Model 560XL aircraft or arising under that certain (i) Aircraft Lease (S/N 560-6103) dated on or about March 30, 2012 between the Lessor and Advanced Drainage Systems, Inc., (ii) that certain Assignment of Purchase Agreement, dated on or about March 30, 2012, among the Lessor, Advanced Drainage Systems, Inc. and Cessna Aircraft Company (as in effect on March 30, 2012) or (iii) any other documentation related to any of the foregoing documents or to the transactions described therein.

•	The following Liens:

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2238904 1 Filed 09/17/02 Continued 05/04/07 Continued 06/11/12	D.L. Peterson Trust	In lieu filing from multiple jurisdictions pertaining to specific leased equipment

[3]	The Commercial Term Note has been paid in full. PNC Bank, National Association is in the process of filing a mortgage release.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	4054588 1 Filed 02/26/04 62 amendments to add collateral filed 2/27/04 through 07/19/06 Continued 12/19/13	D.L. Peterson Trust	Specific leased equipment (lift trucks/forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	6348376 5 Filed 10/09/06 Continued 08/10/11	Chesapeake Funding LLC	Specific leased equipment (forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2007-1425312 Filed 04/17/07 4 amendments to add collateral filed 04/20/07 through 05/16/07 Continued 04/11/17	Chesapeake Funding LLC	Specific leased equipment (forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2007-4445465 Filed 11/19/07 Continued 10/31/12	LaSalle National Leasing Corporation	Leased Cessna Citation Model 560XL aircraft

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2009-4121445 Filed 12/23/09 17 amendments to add collateral filed 12/28/09 through 04/18/11 Continued 10/27/14 Amendment filed 05/08/17	Chesapeake Funding LLC	Specific leased equipment (lift trucks/forklifts)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2012 1442492 Filed 04/03/12 Continued 03/21/17	Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under trust agreement dated as of April 3, 2006	Leased Cessna Model 560XL Aircraft, Serial Number 560-6103, two Pratt & Whitney Canada PW545C Engines, one Honeywell Model RE100(XL) Auxiliary Power Unit, all leased pursuant to Aircraft Lease Agreement dated as of 3/30/12

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1170274 Filed 3/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1171009 Filed 03/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1172403 Filed 03/20/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1180299 Filed 03/27/13	COMDOC, Inc.	Specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1226019 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1228221 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1231597 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1244616 Filed 03/21/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1254755 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1254987	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1255026 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1255091 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1256032 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1256057 Filed 03/22/13	Chesapeake Funding LLC	All goods (including equipment and inventory) leased or financed pursuant to Lease Agreement dated 3/31/78, including, but not limited to, specific leased equipment described therein

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 1658872 Filed 05/01/13 Assigned 08/08/13	Banc of America Leasing & Capital, LLC	Hardware and other personal property identified in the Order, specified in Payment Schedule No. 55033 between secured party and debtor which incorporates the terms of the Payment Plan Agreement No. 5063 (server and database computer equipment)

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 4447117 Filed 11/12/13 (6 Amendments filed between 8/3/16 and 3/10/17)	Macquarie Equipment Finance, Inc.

All equipment and other goods currently or hereafter leased to Debtor under a master lease between Debtor as Lessee and Secured Party as Lessor.

Amendments

Deletion of specific pieces of leased equipment to collateral

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 4448198 Filed 11/12/13 (Assignment filed 12/10/13)	RBS Asset Finance, Inc.	All equipment and other goods leased by Debtor as Lessee under Leaseline Schedule No. LL-001.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2013 5172243 Filed 12/31/13	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 001 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 2435526 Filed 06/08/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 003 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 2643780 Filed 06/19/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 004 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 3034427 Filed 07/14/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 002 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 3034948 Filed 07/14/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 005 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 4115431 Filed 09/15/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 007 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 4789987 Filed 10/20/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 008 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 5504898 Filed 11/20/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 009 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2015 5930986 Filed 12/10/15	Banc of America Leasing & Capital, LLC	Leased Equipment subject to Schedule No. 010 to Master Lease Agreement No. 26578-90000, dated December 12, 2013.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 2348611 Filed 04/20/16	Konica Minolta Premier Finance	Specific Leased Equipment

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 1699029 Filed 08/03/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 001 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 4700033 Filed 08/03/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 003 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 4933154 Filed 08/15/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 004 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 5807332 Filed 09/22/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 005 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 6284192 Filed 10/13/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 006 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

ENTITY	JURISDICTION	FILE NO. & DATE	SECURED PARTY	COLLATERAL
Advanced Drainage Systems, Inc.	Delaware Secretary of State	2016 7969361 Filed 12/22/16	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 007 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

Advanced Drainage Systems, Inc.	Delaware Secretary of State	2017 1599072 Filed 03/10/17	Banc of America Leasing & Capital, LLC	Equipment subject to Equipment Security Note No. 008 to Master Loan and Security Agreement No. 26578-700000, dated June 2, 2016.

SCHEDULE 6D

Guaranties

•	Guaranty by Advanced Drainage Systems, Inc. (up to $11,000,000, plus 50% of interest, fees and expenses related thereto) of the $22,000,000 credit facility of Tubos y Plásticos Tigre-ADS de Chile Limitada from Itau Corpbanca.

•	Guaranty by Advanced Drainage Systems, Inc. (up to $3,163,527.22, plus 49% of interest, fees and expenses related thereto) of the $6,456,178 credit facility of Tigre-ADS USA Inc. supported by a standby letter of credit issued by PNC Bank, National Association in favor of Banco Bradesco S.A. for the account of Advanced Drainage Systems, Inc.

SCHEDULE 6E

Existing Investments

The September 30, 1993, $29,500,276 loan by Advanced Drainage Systems, Inc. to the ESOP evidenced by a Limited Recourse Non-Negotiable Note dated September 30, 1993.

Investments by Loan Parties in Non-Loan Parties as of the Restatement Date:

Entity	Domicile	Entity Type	Percentage Ownership	Investment in Non- Loan Parties [3]
Advanced Drainage Systems, Inc.
Inlet & Pipe Protection, Inc.	Illinois	Corporation	100%	$2,524
ADS Ventures, Inc.[1]	Delaware	Corporation	100%	$7,327
Green Line Polymers, Inc.	Delaware	Corporation	100%	$27,718
Sewer Tap, Inc.	Oregon	Corporation	100%	$5,797
Spartan Concrete, Inc.	Delaware	Corporation	100%	$1,355
PSA, Inc.	Maine	Corporation	100%	$53
ADS Structures, Inc.	Delaware	Corporation	100%	$5,921
ADS Worldwide, Inc.	Delaware	Corporation	100%	$22,118
Advanced Drainage of Ohio, Inc.	Ohio	Corporation	100%	$18,309
Hancor Holding Corporation
Hancor of Canada, Inc.	Canada	Corporation	100%	$43,834
Hancor, Inc.
Hancor Leasing Corp	Ohio	Corporation	100%	$0
Media Plus, Inc.	Ohio	Corporation	100%	$0
Hancor International, Inc.	Delaware	Corporation	100%	$0
Hancor, Inc.(NV) [2]	Nevada	Corporation	100%	$0
StormTech, LLC
None				$0

Total Investments by Loan Parties in Non-Loan Parties				$134,956

Notes:

[1]	Excludes $43.7 million investment in subsidaries related to StormTech LLC, which is a Loan Party under the Agreement.
[2]	Inactive.
[3]	Amounts shown in thousands.

SCHEDULE 8A(1)

Domestic Subsidiaries

Subsidiary Equity Interests:

Name	Jurisdiction	Organization	Equity Owner	Percentage Owned	Certificate No. and No. of Shares
Advanced Drainage of Ohio, Inc.	Ohio	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. N-2 (100 shares)

ADS Worldwide, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (10 shares)

PSA, Inc.	Maine	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 5 (100 shares)

ADS Structures, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)

ADS Ventures, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (10 shares)

Hancor Holding Corporation	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)

Spartan Concrete, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)

Sewer Tap, Inc.	Oregon	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 2 (100 shares)

Green Line Polymers, Inc.	Delaware	Corporation	Advanced Drainage Systems, Inc.	100%	Cert. No. 1 (100 shares)

Inlet & Pipe Protection, Inc.	Illinois	Corporation	Advanced Drainage Systems, Inc.	100%	Cert No. 6 (100 shares)

ADS International, Inc.	Delaware	Corporation	ADS Worldwide, Inc.	100%	Cert. No. 2 (10 shares)

StormTech LLC	Delaware	Limited Liability Company	ADS Ventures, Inc.	100%	Uncertificated

BaySaver Technologies, LLC	Delaware	Limited Liability Company	ADS Ventures, Inc.	65%	Uncertificated

Hancor, Inc.	Ohio	Corporation	Hancor Holding Corporation	100%	Cert. No. 2 (500 shares)

Name	Jurisdiction	Organization	Equity Owner	Percentage Owned	Certificate No. and No. of Shares
Hancor Leasing Corp.	Ohio	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 4 (100 shares)

Media Plus, Inc.	Ohio	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 2 (500 shares)

Hancor International, Inc.	Delaware	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 1 (100 shares)

Hancor, Inc. (NV)	Nevada	Corporation	Hancor, Inc. (OH)	100%	Cert. No. 2 (10 shares)

Subsidiary options, warrants or other rights: None.

The following Domestic Subsidiaries are obligated under a Guaranty with respect to Indebtedness of Advanced Drainage Systems, Inc. outstanding under the Primary Working Capital Facility:

•	Hancor Holding Corporation

•	Hancor, Inc.

•	StormTech LLC

SCHEDULE 8G

Agreements Restricting Indebtedness

1.	The Credit Agreement.

2.	The Mexicana Credit Agreement.

SCHEDULE 8K

Governmental Consents and Filings, etc.

The UCC-1 Financing Statements to be filed with the secretaries of state of the following states in order to perfect the security interests created pursuant to the Collateral Documents:

Delaware

Ohio

SCHEDULE 8Q

Collateral

Entity Name	Jurisdiction of Organization	Organizational Identification Number
Advanced Drainage Systems, Inc.	Delaware	0648730

Hancor Holding Corporation	Delaware	2077993

Hancor, Inc.	Ohio	377794

StormTech LLC	Delaware	3673164